Global. Connected. Sustainable.

2Q
22

Earnings Press Release and Supplemental Information

This document is not an offer to sell or solicitation to buy securities of Digital Realty Trust, Inc. Any offers to sell or solicitations to buy securities of Digital Realty Trust, Inc. shall be made only by means of a prospectus approved for that purpose.

DIGITAL REALTY

Financial Supplement
Table of Contents	Second Quarter 2022

Financial Supplement
Corporate Information	Second Quarter 2022

Corporate Profile

Digital Realty owns, acquires, develops and operates data centers. The company is focused on providing data center, colocation and interconnection solutions for domestic and international customers across a variety of industry verticals ranging from cloud and information technology services, communications and social networking to financial services, manufacturing, energy, healthcare, and consumer products. As of June 30, 2022, the company’s 297 data centers, including 51 data centers held as investments in unconsolidated joint ventures, contain applications and operations critical to the day-to-day operations of technology industry and corporate enterprise data center customers. Digital Realty’s portfolio is comprised of approximately 36.8 million square feet, excluding approximately 8.3 million square feet of space under active development and 2.7 million square feet of space held for future development, located throughout North America, Europe, South America, Asia, Australia and Africa. For additional information, please visit the company’s website at https://www.digitalrealty.com/.

Corporate Headquarters

5707 Southwest Parkway, Building 1, Suite 275

Austin, TX  78735
Telephone: (737) 281-0101
Website: https://www.digitalrealty.com/.

Senior Management

Chief Executive Officer: A. William Stein
President & Chief Financial Officer: Andrew P. Power
Chief Investment Officer: Gregory S. Wright
Chief Technology Officer: Christopher L. Sharp
Chief Revenue Officer: Corey J. Dyer
Chief Operating Officer: Erich J. Sanchack

Investor Relations

To request more information or to be added to our e-mail distribution list, please visit the Investor Relations section of our website at https://investor.digitalrealty.com/

Analyst Coverage

BMO
	Bank of America		BMO Capital		Cowen &
Argus Research	Merrill Lynch	Barclays	Markets	Citigroup	Company	Credit Suisse
Marie Ferguson	David Barden	Brendan Lynch	Ari Klein	Michael Rollins	Michael Elias	Sami Badri
(212) 425-7500	(646) 855-1320	(212) 526-9428	(212) 885-4103	(212) 816-1116	(646) 562-1358	(212) 538-1727

Deutsche Bank	Edward Jones	Evercore ISI	Green Street Advisors	J.P. Morgan	Jefferies	MoffettNathanson
Matthew Niknam	Kyle Sanders	Irvin Liu	David Guarino	Richard Choe	Jonathan Petersen	Nick Del Deo
(212) 250-4711	(314) 515-0198	(415) 800-0183	(949) 640-8780	(212) 662-6708	(212) 284-1705	(212) 519-0025

Morgan Stanley	Morningstar	New Street Research	Raymond James	RBC Capital Markets	Stifel	TD Securities
Simon Flannery	Matthew Dolgin	Jonathan Chaplin	Frank Louthan	Jonathan Atkin	Erik Rasmussen	Jonathan Kelcher
(212) 761-6432	(312) 696-6783	(212) 921-9876	(404) 442-5867	(415) 633-8589	(212) 271-3461	(416) 307-9931

Truist Securities	UBS	Wells Fargo	William Blair	Wolfe Research
Gregory Miller	John Hodulik	Eric Luebchow	James Breen	Andrew Rosivach
(212) 303-4169	(212) 713-4226	(312) 630-2386	(617) 235-7513	(646) 582-9250

This Earnings Press Release and Supplemental Information package supplements the information provided in our quarterly and annual reports filed with the U.S. Securities and Exchange Commission. Additional information about Digital Realty and our business is also available on our website at www.digitalrealty.com.

Financial Supplement
Corporate Information (Continued)	Second Quarter 2022

Stock Listing Information

The stock of Digital Realty Trust, Inc. is traded primarily on the New York Stock Exchange under the following symbols:

Common Stock:	DLR
Series J Preferred Stock:	DLRPRJ
Series K Preferred Stock:	DLRPRK
Series L Preferred Stock:	DLRPRL

Symbols may vary by stock quote provider.

Credit Ratings

Standard & Poor’s
Corporate Credit Rating:	BBB	(Stable Outlook)
Preferred Stock:	BB+

Moody’s
Issuer Rating:	Baa2	(Stable Outlook)
Preferred Stock:	Baa3

Fitch
Issuer Default Rating:	BBB	(Stable Outlook)
Preferred Stock:	BB+

These credit ratings may not reflect the potential impact of risks relating to the structure or trading of the company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, hold or sell any security, and may be revised or withdrawn at any time by the issuing rating agency at its sole discretion. The company does not undertake any obligation to maintain the ratings or to advise of any change in ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significance of the ratings may be obtained from each of the rating agencies.

Common Stock Price Performance

The following summarizes recent activity of Digital Realty’s common stock (DLR):

	Three Months Ended
	30-Jun-22	31-Mar-22	31-Dec-21	30-Sep-21	30-Jun-21
High price	$153.50	$177.15	$178.22	$168.30	$164.04
Low price	$124.00	$130.10	$139.31	$143.01	$140.29
Closing price, end of quarter	$129.83	$141.80	$176.87	$144.45	$150.46
Average daily trading volume	1,580,520	1,661,700	1,242,203	1,239,685	1,293,054
Indicated dividend per common share (1)	$4.88	$4.88	$4.64	$4.64	$4.64
Closing annual dividend yield, end of quarter	3.8%	3.4%	2.6%	3.2%	3.1%
Shares and units outstanding, end of quarter (2)	291,033,400	290,956,547	290,346,784	290,340,867	289,658,561
Closing market value of shares and units outstanding (3)	$37,784,866	$41,257,638	$51,353,636	$41,939,738	$43,582,029

(1)	On an annualized basis.
(2)	As of June 30, 2022, the total number of shares and units includes 284,733,922 shares of common stock, 4,386,944 common units held by third parties and 1,912,534 common units and vested and unvested long-term incentive units held by directors, officers and others and excludes all shares of common stock potentially issuable upon conversion of our series J, series K and series L cumulative redeemable preferred stock upon certain change of control transactions and upon physical settlement of our September 2021 forward sale agreements.
(3)	Dollars in thousands as of the end of the quarter.

This Earnings Press Release and Supplemental Information package supplements the information provided in our quarterly and annual reports filed with the U.S. Securities and Exchange Commission. Additional information about us and our data centers is also available on our website at www.digitalrealty.com.

Ownership Structure	Financial Supplement
As of June 30, 2022	Second Quarter 2022

Partner	# of Units (2)	% Ownership
Digital Realty Trust, Inc.	284,733,922	97.8%
Third-Party Unitholders	4,386,944	1.5%
Directors, Officers and Others (3)	1,912,534	0.7%
Total	291,033,400	100.0%

(1)	Includes properties owned by joint ventures.
(2)	The total number of units includes 284,733,922 general partnership common units, 4,386,944 common units held by third parties and 1,912,534 common units and vested and unvested long-term incentive units held by directors, officers and others, and excludes all common units potentially issuable upon conversion of our series J, series K and series L cumulative redeemable preferred units upon certain change of control transactions and upon physical settlement of our September 2021 forward sale agreements.
(3)	Reflects limited partnership interests held by our directors, officers and others in the form of common units, and vested and unvested long-term incentive units.

Key Quarterly Financial Data	Financial Supplement
Unaudited and Dollars in Thousands, Except Per Share Data	Second Quarter 2022

Shares and Units at End of Quarter	30-Jun-22	31-Mar-22	31-Dec-21	30-Sep-21	30-Jun-21
Common shares outstanding	284,733,922	284,666,082	284,415,013	283,846,802	282,603,152
Common units outstanding	6,299,478	6,290,465	5,931,771	6,494,065	7,055,409
Total Shares and Partnership Units	291,033,400	290,956,547	290,346,784	290,340,867	289,658,561

Enterprise Value
Market value of common equity (1)	$37,784,866	$41,257,638	$51,353,636	$41,939,738	$43,582,029
Liquidation value of preferred equity	755,000	755,000	755,000	755,000	755,000
Total debt at balance sheet carrying value	14,294,307	14,388,215	13,448,210	14,087,539	13,927,821
Total Enterprise Value	$52,834,174	$56,400,853	$65,556,846	$56,782,277	$58,264,850
Total debt / total enterprise value	27.1%	25.5%	20.5%	24.8%	23.9%
Debt-plus-preferred-to-total-enterprise-value	28.5%	26.8%	21.7%	26.1%	25.2%

Selected Balance Sheet Data
Investments in real estate (before depreciation)	$29,408,055	$29,444,273	$28,780,211	$28,033,614	$27,821,024
Total Assets	35,956,057	36,680,546	36,369,560	35,847,648	36,151,220
Total Liabilities	18,284,791	18,429,107	17,845,778	18,040,369	17,945,483

Selected Operating Data
Total operating revenues	$1,139,321	$1,127,323	$1,111,168	$1,133,136	$1,093,188
Total operating expenses	968,950	986,087	979,671	948,769	907,561
Interest expense	69,023	66,725	71,762	71,417	75,014
Net income	63,862	76,911	1,090,397	136,543	125,797
Net income available to common stockholders	53,245	63,101	1,057,629	124,096	127,368

Financial Ratios
EBITDA (2)	$515,642	$576,337	$1,512,560	$578,257	$618,945
Adjusted EBITDA (3)	610,994	602,994	583,712	610,076	602,684
Net Debt to Adjusted EBITDA (4)	6.2x	6.3x	6.1x	6.0x	6.0x
Interest expense	69,023	66,725	71,762	71,417	75,014
Fixed charges (5)	93,335	91,657	97,271	96,740	98,457
Interest coverage ratio (6)	6.6x	6.1x	6.0x	6.5x	6.1x
Fixed charge coverage ratio (7)	6.0x	5.5x	5.4x	5.8x	5.4x

Profitability Measures
Net income per common share - basic	$0.19	$0.22	$3.73	$0.44	$0.45
Net income per common share - diluted	$0.19	$0.22	$3.71	$0.44	$0.45
Funds from operations (FFO) / diluted share and unit (8)	$1.55	$1.60	$1.54	$1.54	$1.78
Core funds from operations (Core FFO) / diluted share and unit (8)	$1.72	$1.67	$1.67	$1.65	$1.54
Adjusted funds from operations (AFFO) / diluted share and unit (9)	$1.63	$1.59	$1.41	$1.60	$1.63
Dividends per share and common unit	$1.22	$1.22	$1.16	$1.16	$1.16
Diluted FFO payout ratio (8) (10)	78.7%	76.3%	75.3%	75.3%	65.2%
Diluted Core FFO payout ratio (8) (11)	71.1%	73.2%	69.4%	70.3%	75.3%
Diluted AFFO payout ratio (9) (12)	75.0%	76.7%	82.1%	72.4%	71.2%

Portfolio Statistics
Buildings (13)	309	303	300	295	305
Data Centers (13)	297	291	287	282	291
Cross-connects (13)(14)	185,000	181,500	178,000	174,000	170,000
Net rentable square feet, excluding development space (13)	36,802,807	35,786,973	35,630,828	34,988,250	35,837,908
Occupancy at end of quarter (15)	83.9%	83.3%	83.6%	84.2%	84.7%
Occupied square footage (13)	30,866,495	29,801,451	29,774,698	29,471,445	30,352,404
Space under active development (16)	8,289,404	8,086,565	7,230,460	7,464,633	7,617,837
Space held for development (17)	2,660,692	2,646,137	2,682,456	2,088,701	1,958,306
Weighted average remaining lease term (years) (18)	4.8	4.8	4.7	4.8	4.7
Same-capital occupancy at end of quarter (15) (19)	83.0%	82.8%	83.7%	83.8%	84.4%

Key Quarterly Financial Data	Financial Supplement
Unaudited and Dollars in Thousands, Except Per Share Data	Second Quarter 2022

(1)	The market value of common equity is based on the closing stock price at the end of the quarter and assumes 100% redemption of the limited partnership units in our operating partnership, including common units and vested and unvested long-term incentive units, for shares of our common stock on a one-for-one basis. Excludes shares of common stock potentially issuable upon conversion of our series C, series J, series K and series L cumulative redeemable preferred stock upon certain change of control transactions, as applicable, and upon physical settlement of our September 2021 forward sale agreements.
(2)	EBITDA is calculated as earnings before interest expense, loss from early extinguishment of debt, tax expense, and depreciation and amortization. For a discussion of EBITDA, see page 33. For a reconciliation of net income available to common stockholders to EBITDA, see page 32.
(3)	Adjusted EBITDA is EBITDA excluding unconsolidated joint venture real estate related depreciation & amortization, unconsolidated joint venture interest and tax expense, severance, equity acceleration, and legal expenses, transaction and integration expenses, gain on sale / deconsolidation, impairment of investments in real estate, other non-core adjustments, net, non-controlling interests, preferred stock dividends, including undeclared dividends, and issuance costs associated with redeemed preferred stock. For a discussion of Adjusted EBITDA, see page 33. For a reconciliation of net income available to common stockholders to Adjusted EBITDA, see page 32.
(4)	Net Debt to Adjusted EBITDA is calculated as total debt at balance sheet carrying value (see page 6), plus capital lease obligations, plus our share of joint venture debt at carrying value, less cash and cash equivalents (including JV share of cash), divided by the product of Adjusted EBITDA (including our share of joint venture EBITDA), multiplied by four.
(5)	Fixed charges consist of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends.
(6)	Interest coverage ratio is Adjusted EBITDA divided by GAAP interest expense plus capitalized interest (including our pro rata share of unconsolidated joint venture interest expense).
(7)	Fixed charge coverage ratio is Adjusted EBITDA divided by fixed charges (including our pro rata share of unconsolidated joint venture fixed charges).
(8)	For definitions and discussion of FFO and core FFO, see page 33. For reconciliations of net income available to common stockholders to FFO and core FFO, see page 14.
(9)	For a definition and discussion of AFFO, see page 33. For a reconciliation of core FFO to AFFO, see page 15.
(10)	Diluted FFO payout ratio is dividends declared per common share and unit divided by diluted FFO per share and unit.
(11)	Diluted core FFO payout ratio is dividends declared per common share and unit divided by diluted core FFO per share and unit.
(12)	Diluted AFFO payout ratio is dividends declared per common share and unit divided by diluted AFFO per share and unit.
(13)	Includes buildings held as investments in unconsolidated entities. Excludes buildings held-for-sale.
(14)	Represents approximate amounts.
(15)	Occupancy and same-capital occupancy exclude space under active development and space held for development. Occupancy represents our consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures and non-managed unconsolidated joint ventures. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common area. Excludes buildings held-for-sale.
(16)	Space under active development includes current Base Building and Data Centers projects in progress (see page 26). Excludes buildings held-for-sale.
(17)	Space held for development includes space held for future Data Center development, and excludes space under active development (see page 29). Excludes buildings held-for-sale.
(18)	Weighted average remaining lease term excludes renewal options and is weighted by net rentable square feet.
(19)	Represents buildings owned as of December 31, 2020 with less than 5% of total rentable square feet under development. Excludes buildings that were undergoing, or were expected to undergo, development activities in 2021-2022, buildings classified as held-for-sale, and buildings sold or contributed to joint ventures for all periods presented. Prior period results have been adjusted to reflect current same-capital pool.

Explanatory Note: Certain portfolio information regarding Medallion is excluded from the portfolio statistics included in this Earnings Press Release and Supplemental Information package, as indicated in the footnotes, where applicable. Specifically, we have excluded the following related to Medallion: two new metropolitan areas, two data centers, square footage, occupancy percentage and lease terms. Medallion’s financial results are included in our condensed consolidated financial information.

Digital Realty Trust
Earnings Release	Second Quarter 2022

DIGITAL REALTY REPORTS SECOND QUARTER 2022 RESULTS

Austin, TX — July 28, 2022 — Digital Realty (NYSE: DLR), the largest global provider of cloud- and carrier-neutral data center, colocation and interconnection solutions, announced today financial results for the second quarter of 2022. All per share results are presented on a fully diluted basis.

Highlights

◾	Reported net income available to common stockholders of $0.19 per share in 2Q22, compared to $0.45 in 2Q21
◾	Reported FFO per share of $1.55 in 2Q22, compared to $1.78 in 2Q21
◾	Reported core FFO per share of $1.72 in 2Q22, compared to $1.54 in 2Q21
◾	Signed total bookings during 2Q22 expected to generate $113 million of annualized GAAP rental revenue, including a $12 million contribution from interconnection
◾	Updated 2022 core FFO per share outlook to $6.75 - $6.85; Reiterated 2022 constant-currency core FFO per share outlook of $6.95 - $7.05

Financial Results

Digital Realty reported revenues for the second quarter of 2022 of $1.1 billion, a 1% increase from the previous quarter and a 4% increase from the same quarter last year.

The company delivered second quarter of 2022 net income of $63.9 million, and net income available to common stockholders of $53.2 million, or $0.19 per diluted share, compared to $0.22 per diluted share in the previous quarter and $0.45 per diluted share in the same quarter last year.

Digital Realty generated second quarter of 2022 Adjusted EBITDA of $611 million, a 1% increase from the previous quarter and a 1% increase over the same quarter last year.

The company reported second quarter of 2022 funds from operations of $452 million, or $1.55 per share, compared to $1.60 per share in the previous quarter and $1.78 per share in the same quarter last year.

Excluding certain items that do not represent core expenses or revenue streams, Digital Realty delivered second quarter of 2022 core FFO per share of $1.72, compared to $1.67 per share in the previous quarter, and $1.54 per share in the same quarter last year.

Leasing Activity

In the second quarter, Digital Realty signed total bookings expected to generate $113 million of annualized GAAP rental revenue, including a $12 million contribution from interconnection.

“Demand for data center solutions continued to be strong through the second quarter, with healthy contributions from both hyperscale and enterprise segments,” said Digital Realty Chief Executive Officer A. William Stein. “Customers are seeking to secure the capacity they require in advance of availability, as over half of our record development schedule is pre-leased, and tight conditions in many markets around the world are resulting in an improving pricing environment and rising occupancy.”

The weighted-average lag between new leases signed during the second quarter of 2022 and the contractual commencement date was thirteen months.

In addition to new leases signed, Digital Realty also signed renewal leases representing $173 million of annualized GAAP rental revenue during the quarter. Rental rates on renewal leases signed during the second quarter of 2022 rolled up 3.4% on a cash basis and up 5.3% on a GAAP basis.

Digital Realty Trust
Earnings Release	Second Quarter 2022

New leases signed during the second quarter of 2022 are summarized by region as follows:

	Annualized GAAP
	Base Rent		GAAP Base Rent		GAAP Base Rent
The Americas	(in thousands)	Square Feet	per Square Foot	Megawatts	per Kilowatt
0-1 MW	$15,583	63,303	$246	6.0	$217
> 1 MW	15,537	137,937	113	14.1	92
Other (1)	1,566	63,467	25	—	—
Total	$32,686	264,707	$123	20.1	$129

EMEA (2)
0-1 MW	$18,301	71,568	$256	6.4	$238
> 1 MW	43,760	347,280	126	34.0	107
Other (1)	171	2,409	71	—	—
Total	$62,232	421,257	$148	40.4	$128

Asia Pacific (2)
0-1 MW	$1,544	8,591	$180	0.4	$322
> 1 MW	5,399	27,157	199	3.0	150
Other (1)	25	327	78	—	—
Total	$6,968	36,075	$193	3.4	$170

All Regions (2)
0-1 MW	$35,428	143,461	$247	12.8	$231
> 1 MW	64,695	512,374	126	51.1	105
Other (1)	1,763	66,203	27	—	—
Total	$101,886	722,038	$141	63.9	$131

Interconnection	$11,515	N/A	N/A	N/A	N/A

Grand Total	$113,401	722,038	$141	63.9	$131

Note: Totals may not foot due to rounding differences.

(1)	Other includes Powered Base Building® shell capacity as well as storage and office space within fully improved data center facilities.
(2)	Based on quarterly average exchange rates during the three months ended June 30, 2022.

Investment Activity

During the second quarter, Digital Realty acquired an 8-acre parcel in Dublin for $6 million, which can support up to 40 megawatts of IT load. Digital Realty also acquired 2.4 acres in Barcelona for $11 million, which can support up to 15 megawatts of IT load. Lastly, Digital Realty acquired 34 acres in Frankfurt for $60 million, which can support up to 70 megawatts of IT load.

Also during the second quarter, Digital Realty announced a joint venture with Mivne Real Estate (K.D.) (TASE: MVNE) for entry into the Israeli market. The joint venture, which will operate under the brand name Digital Realty Mivne, will serve as a strategic partnership between Digital Realty and Mivne, a market leading real estate developer, owner and operator that has developed many large-scale projects across Israel and has an extensive land bank. Digital Realty Mivne expects to develop a multi-tenant data center campus in Petah Tikvah, the primary connectivity hub in Israel.  The data center campus will support the development of up to 20 megawatts of IT load.  Delivery of the initial phase is anticipated in 2023, subject to customer demand.

Subsequent to the close of the second quarter, Digital Realty acquired 38 acres in Paris for $11 million and 9 acres in Stockholm for $43 million.

Digital Realty Trust
Earnings Release	Second Quarter 2022

Balance Sheet

Digital Realty had approximately $14.3 billion of total debt outstanding as of June 30, 2022, comprised of $14.1 billion of unsecured debt and approximately $0.2 billion of secured debt. At the end of the second quarter of 2022, net debt-to-Adjusted EBITDA was 6.2x, debt-plus-preferred-to-total enterprise value was 28.5% and fixed charge coverage was 6.0x. Pro forma for settlement of the $1 billion forward equity offering, net debt-to-adjusted EBITDA was 5.8x and fixed charge coverage was 6.2x.

During the second quarter of 2022, Digital Realty completed the following financing transactions.

◾	Amended its Global Senior Credit Agreement to increase the size from $3.0 billion to $3.75 billion.
◾	Entered into an at-the-market (ATM) equity offering agreement of up to $1.5 billion. The prior program which had $577.6 million remaining was terminated.

Digital Realty Trust
Earnings Release	Second Quarter 2022

2022 Outlook

Digital Realty updated its 2022 core FFO per share outlook of $6.75-$6.85 and reiterated its 2022 constant-currency core FFO per share outlook of $6.95 - $7.05. The assumptions underlying the outlook are summarized in the following table.

	As of	As of	As of
Top-Line and Cost Structure	February 17, 2022	April 28, 2022	July 28, 2022
Total revenue	$4.700 - $4.800 billion	$4.700 - $4.800 billion	$4.650 - $4.750 billion
Net non-cash rent adjustments (1)	($35 - $40 million)	($45 - $50 million)	($50 - $55 million)
Adjusted EBITDA	$2.475 - $2.525 billion	$2.475 - $2.525 billion	$2.450 - $2.500 billion
G&A	$410 - $420 million	$410 - $420 million	$405 - $415 million

Internal Growth
Rental rates on renewal leases
Cash basis	Flat	Slightly Positive	Slightly Positive
GAAP basis	Slightly positive	Up low-single-digits	Up low-single-digits
Year-end portfolio occupancy	83.0% - 84.0%	83.0% - 84.0%	83.0% - 84.0%
"Same-capital" cash NOI growth (2)	(2.5% - 3.5%)	(2.5% - 3.5%)	(3.5% - 4.5%)

Foreign Exchange Rates
U.S. Dollar / Pound Sterling	$1.30 - $1.38	$1.25 - $1.35	$1.15 - $1.25
U.S. Dollar / Euro	$1.10 - $1.15	$1.05 - $1.10	$1.00 - $1.05

External Growth
Dispositions
Dollar volume	$0.5 - $1.0 billion	$0.5 - $1.0 billion	$0.5 - $1.0 billion
Cap rate	0.0% - 10.0%	0.0% - 10.0%	0.0% - 10.0%
Development
CapEx (3)	$2.3 - $2.5 billion	$2.3 - $2.5 billion	$2.2 - $2.4 billion
Average stabilized yields	9.0% - 15.0%	9.0% - 15.0%	9.0% - 15.0%
Enhancements and other non-recurring CapEx (4)	$5 - $10 million	$5 - $10 million	$5 - $10 million
Recurring CapEx + capitalized leasing costs (5)	$210 - $220 million	$200 - $210 million	$200 - $210 million

Balance Sheet
Long-term debt issuance
Dollar amount	$1.8 - $2.0 billion	$1.8 - $2.0 billion	$1.8 - $2.0 billion
Pricing	1.5% - 2.0%	1.5% - 2.0%	2.0% - 2.5%
Timing	Early & Late 2022	Early & Late 2022	Early & Late 2022

Net income per diluted share	$1.05 - $1.10	$1.05 - $1.10	$1.00 - $1.05
Real estate depreciation and (gain) / loss on sale	$5.35 - $5.35	$5.35 - $5.35	$5.35 - $5.35
Funds From Operations / share (NAREIT-Defined)	$6.40 - $6.45	$6.40 - $6.45	$6.35 - $6.40
Non-core expenses and revenue streams	$0.40 - $0.45	$0.40 - $0.45	$0.40 - $0.45
Core Funds From Operations / share	$6.80 - $6.90	$6.80 - $6.90	$6.75 - $6.85
Foreign currency translation adjustments	$0.10 - $0.10	$0.15 - $0.15	$0.20 - $0.20
Constant-Currency Core Funds From Operations / share	$6.90 - $7.00	$6.95 - $7.05	$6.95 - $7.05

(1)	Net non-cash rent adjustments represent the sum of straight-line rental revenue and straight-line rent expense, as well as the amortization of above- and below-market leases (i.e., ASC 805 adjustments).
(2)	The “same-capital” pool includes properties owned as of December 31, 2020 with less than 5% of total rentable square feet under development. It excludes properties that were undergoing, or were expected to undergo, development activities in 2021-2022, properties classified as held for sale, and properties sold or contributed to joint ventures for all periods presented.
(3)	Includes land acquisitions.
(4)	Other non-recurring CapEx represents costs incurred to enhance the capacity or marketability of operating properties, such as network fiber initiatives and software development costs.
(5)	Recurring CapEx represents non-incremental improvements required to maintain current revenues, including second-generation tenant improvements and leasing commissions.

Digital Realty Trust
Earnings Release	Second Quarter 2022

Non-GAAP Financial Measures

This document contains non-GAAP financial measures, including FFO, core FFO and Adjusted EBITDA. A reconciliation from U.S. GAAP net income available to common stockholders to FFO, a reconciliation from FFO to core FFO, and definitions of FFO and core FFO are included as an attachment to this document. A reconciliation from U.S. GAAP net income available to common stockholders to Adjusted EBITDA, a definition of Adjusted EBITDA and definitions of net debt-to-Adjusted EBITDA, debt-plus-preferred-to-total enterprise value, cash NOI, and fixed charge coverage ratio are included as an attachment to this document.

Investor Conference Call

Prior to Digital Realty’s investor conference call at 5:30 p.m. EDT / 2:30 p.m. PDT on July 28, 2022, a presentation will be posted to the Investors section of the company’s website at https://investor.digitalrealty.com/. The presentation is designed to accompany the discussion of the company’s second quarter 2022 financial results and operating performance. The conference call will feature Chief Executive Officer A. William Stein and President & Chief Financial Officer Andrew P. Power.

To participate in the live call, investors are invited to dial (888) 317-6003 (for domestic callers) or (412) 317-6061 (for international callers) and reference the conference ID# 6453950 at least five minutes prior to start time. A live webcast of the call will be available via the Investors section of Digital Realty’s website at https://investor.digitalrealty.com/.

Telephone and webcast replays will be available after the call until August 28, 2022. The telephone replay can be accessed by dialing (877) 344-7529 (for domestic callers) or (412) 317-0088 (for international callers) and providing the conference ID# 1684177. The webcast replay can be accessed on Digital Realty’s website.

About Digital Realty

Digital Realty brings companies and data together by delivering the full spectrum of data center, colocation and interconnection solutions. PlatformDIGITAL®, the company’s global data center platform, provides customers with a secure data “meeting place” and a proven Pervasive Datacenter Architecture (PDx™) solution methodology for powering innovation and efficiently managing Data Gravity challenges. Digital Realty gives its customers access to the connected communities that matter to them with a global data center footprint of 290+ facilities in 50+ metros across 26 countries on six continents. To learn more about Digital Realty, please visit digitalrealty.com or follow us on LinkedIn and Twitter.

Contact Information

Andrew P. Power

President & Chief Financial Officer

Digital Realty

(737) 281-0101

Jordan Sadler / Jim Huseby

Investor Relations

Digital Realty

(737) 281-0101

Consolidated Quarterly Statements of Operations	Financial Supplement
Unaudited and Dollars in Thousands, Except Per Share Data	Second Quarter 2022

	Three Months Ended					Six Months Ended
	30-Jun-22	31-Mar-22	31-Dec-21	30-Sep-21	30-Jun-21	30-Jun-22	30-Jun-21
Rental revenues	$767,313	$751,962	$763,117	$773,195	$768,826	$1,519,275	$1,523,370
Tenant reimbursements - Utilities	218,198	224,547	195,340	189,060	169,743	442,745	354,716
Tenant reimbursements - Other	52,688	51,511	58,528	57,666	60,261	104,198	119,589
Interconnection & other	93,338	93,530	89,850	90,983	90,565	186,868	179,626
Fee income	5,072	5,757	4,133	3,255	3,628	10,829	6,054
Other	2,713	15	200	18,977	165	2,728	224
Total Operating Revenues	$1,139,321	$1,127,323	$1,111,167	$1,133,135	$1,093,189	$2,266,644	$2,183,580

Utilities	$223,426	$241,239	$213,933	$209,585	$185,010	$464,665	$361,057
Rental property operating	198,076	194,354	205,250	196,743	198,206	392,430	383,939
Property taxes	47,213	46,526	42,673	55,915	42,795	93,738	91,800
Insurance	3,836	3,698	3,507	4,718	5,703	7,534	9,201
Depreciation & amortization	376,967	382,132	378,883	369,035	368,981	759,099	738,714
General & administration	101,991	96,435	103,705	97,082	94,956	198,426	192,524
Severance, equity acceleration, and legal expenses	3,786	2,077	1,003	1,377	2,536	5,863	4,963
Transaction and integration expenses	13,586	11,968	12,427	13,804	7,075	25,554	21,195
Impairment of investments in real estate	—	—	18,291	—	—	—	—
Other expenses	70	7,657	(1)	510	2,298	7,727	2,041
Total Operating Expenses	$968,950	$986,087	$979,669	$948,770	$907,561	$1,955,037	$1,805,433

Operating Income	$170,371	$141,236	$131,498	$184,365	$185,627	$311,607	$378,146

Equity in earnings (loss) of unconsolidated joint ventures	(34,088)	60,958	(7,714)	40,884	52,143	26,870	29,112
Gain / (loss) on sale of investments	—	2,770	1,047,011	(635)	499	2,770	334,420
Interest and other income (expense), net	13,008	3,051	(4,349)	(2,947)	10,124	16,059	2,938
Interest (expense)	(69,023)	(66,725)	(71,762)	(71,417)	(75,014)	(135,748)	(150,667)
Income tax (expense)	(16,406)	(13,244)	(3,961)	(13,709)	(47,582)	(29,650)	(55,129)
Loss from early extinguishment of debt	—	(51,135)	(325)	—	—	(51,135)	(18,347)
Net Income	$63,862	$76,911	$1,090,397	$136,541	$125,799	$140,773	$520,474

Net (income) attributable to noncontrolling interests	(436)	(3,629)	(22,587)	(2,266)	(4,544)	(4,065)	(13,298)
Net Income Attributable to Digital Realty Trust, Inc.	$63,426	$73,282	$1,067,811	$134,275	$121,255	$136,708	$507,177

Preferred stock dividends, including undeclared dividends	(10,181)	(10,181)	(10,181)	(10,181)	(11,885)	(20,363)	(25,399)
Gain on / (Issuance costs associated with) redeemed preferred stock	—	—	—	—	18,000	—	18,000
Net Income Available to Common Stockholders	$53,245	$63,101	$1,057,630	$124,094	$127,371	$116,346	$499,777

Weighted-average shares outstanding - basic	284,694,064	284,525,992	283,869,662	283,105,966	281,791,855	284,610,492	281,445,252
Weighted-average shares outstanding - diluted	285,109,903	285,025,099	284,868,184	283,799,538	282,433,857	284,979,709	282,075,611
Weighted-average fully diluted shares and units	290,944,163	290,662,421	290,893,110	290,228,785	289,484,805	290,716,197	289,218,609

Net income per share - basic	$0.19	$0.22	$3.73	$0.44	$0.45	$0.41	$1.78
Net income per share - diluted	$0.19	$0.22	$3.71	$0.44	$0.45	$0.41	$1.77

Funds From Operations and Core Funds From Operations	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	Second Quarter 2022

	Three Months Ended					Six Months Ended
Reconciliation of Net Income to Funds From Operations (FFO)	30-Jun-22	31-Mar-22	31-Dec-21	30-Sep-21	30-Jun-21	30-Jun-22	30-Jun-21

Net Income Available to Common Stockholders	$53,245	$63,101	$1,057,630	$124,094	$127,371	$116,346	$499,777
Adjustments:
Non-controlling interest in operating partnership	1,500	1,600	23,100	3,000	3,200	3,100	13,000
Real estate related depreciation & amortization (1)	369,327	374,162	372,447	362,728	363,640	743,489	728,336
Unconsolidated JV real estate related depreciation & amortization	29,022	29,320	24,146	21,293	20,983	58,341	40,361
(Gain) on real estate transactions (2)	(1,144)	(2,770)	(1,047,010)	(63,798)	(499)	(3,914)	(334,420)
Impairment of investments in real estate	-	-	18,291	-	-	-	-
Funds From Operations - diluted	$451,949	$465,412	$448,602	$447,317	$514,695	$917,362	$947,055

Weighted-average shares and units outstanding - basic	290,528	290,163	289,895	289,542	288,843	290,346	288,588
Weighted-average shares and units outstanding - diluted (3)	290,944	290,662	290,893	290,228	289,485	290,716	289,219

Funds From Operations per share - basic	$1.56	$1.60	$1.55	$1.54	$1.78	$3.16	$3.28

Funds From Operations per share - diluted (3)	$1.55	$1.60	$1.54	$1.54	$1.78	$3.16	$3.27

	Three Months Ended					Six Months Ended
Reconciliation of FFO to Core FFO	30-Jun-22	31-Mar-22	31-Dec-21	30-Sep-21	30-Jun-21	30-Jun-22	30-Jun-21

Funds From Operations - diluted	$451,949	$465,412	$448,602	$447,317	$514,695	$917,362	$947,055
Other non-core revenue adjustments (4)	456	13,916	9,859	(18,066)	(11,122)	14,372	(11,181)
Transaction and integration expenses	13,586	11,968	12,427	13,804	7,075	25,554	21,195
Loss from early extinguishment of debt	-	51,135	325	-	-	51,135	18,347
(Gain on) / Issuance costs associated with redeemed preferred stock	-	-	-	-	(18,000)	-	(18,000)
Severance, equity acceleration, and legal expenses (5)	3,786	2,077	1,003	1,377	2,536	5,863	4,963
(Gain) / Loss on FX revaluation	29,539	(67,676)	14,308	33,773	(51,649)	(38,137)	(17,577)
Other non-core expense adjustments	70	7,657	(1)	1,004	2,298	7,727	(16,942)
Core Funds From Operations - diluted	$499,386	$484,490	$486,525	$479,209	$445,833	$983,875	$927,859

Weighted-average shares and units outstanding - diluted (3)	290,944	290,662	290,893	290,228	289,485	290,716	289,219

Core Funds From Operations per share - diluted (3)	$1.72	$1.67	$1.67	$1.65	$1.54	$3.38	$3.21

(1) Real Estate Related Depreciation & Amortization	Three Months Ended					Six Months Ended
	30-Jun-22	31-Mar-22	31-Dec-21	30-Sep-21	30-Jun-21	30-Jun-22	30-Jun-21

Depreciation & amortization per income statement	$376,967	$382,132	$378,883	$369,035	$368,981	759,099	738,714
Non-real estate depreciation	(7,640)	(7,970)	(6,436)	(6,307)	(5,341)	(15,610)	(10,377)
Real Estate Related Depreciation & Amortization	$369,327	$374,162	$372,447	$362,728	$363,640	$743,489	$728,336

(2)	For the fourth quarter 2021, the gain pertains to the contribution of 10 operating data center properties to Digital Core REIT in connection with the listing of Digital Core REIT as a standalone public company traded on the Singapore Exchange in December 2021. For the third quarter 2021, the gain of $64 million represents Digital Realty’s share of a gain recognized by an unconsolidated joint venture from the sale of a portfolio of assets owned by the entity and is included in equity in earnings of unconsolidated joint ventures in our consolidated income statement.
(3)	For all periods presented, we have excluded the effect of dilutive series C, series J, series K and series L preferred stock, as applicable, that may be converted into common stock upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series C, series J, series K and series L preferred stock, as applicable, which we consider highly improbable, and the effect of the physical settlement of our September 2021 forward sales agreements. See above for calculations of diluted FFO and the share count detail section that follows the reconciliation of core FFO to AFFO for calculations of weighted average common stock and units outstanding. For definitions and discussion of FFO and core FFO, see the definitions section.
(4)	Includes lease termination fees and certain other adjustments that are not core to our business. For the third quarter 2021, includes a $19 million promote received related to a sale of portfolio of assets within an unconsolidated joint venture. The promote is included in Other revenue in our consolidated income statement.
(5)	Relates to severance and other charges related to the departure of company executives and integration-related severance.

Adjusted Funds From Operations (AFFO)	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	Second Quarter 2022

	Three Months Ended					Six Months Ended
Reconciliation of Core FFO to AFFO	30-Jun-22	31-Mar-22	31-Dec-21	30-Sep-21	30-Jun-21	30-Jun-22	30-Jun-21

Core FFO available to common stockholders and unitholders	$499,386	$484,490	$486,525	$479,209	$445,833	$983,875	$927,859
Adjustments:
Non-real estate depreciation	7,640	7,970	6,436	6,307	5,341	15,610	10,377
Amortization of deferred financing costs	3,330	3,634	3,515	3,625	3,718	6,964	7,256
Amortization of debt discount/premium	1,193	1,214	1,107	1,138	1,166	2,407	2,300
Non-cash stock-based compensation expense	15,799	14,453	15,097	15,082	15,578	30,253	31,675
Straight-line rental revenue	(17,278)	(18,810)	(16,497)	(11,969)	(16,139)	(36,089)	(34,631)
Straight-line rental expense	(2,237)	4,168	5,753	7,862	7,175	1,931	13,884
Above- and below-market rent amortization	196	335	910	1,165	1,857	531	3,994
Deferred tax expense / (benefit)	(769)	(1,604)	(13,731)	2,112	35,522	(2,372)	31,013
Leasing compensation & internal lease commissions	9,411	13,261	9,564	11,142	11,078	22,672	22,120
Recurring capital expenditures (1)	(43,497)	(46,770)	(87,550)	(50,800)	(39,231)	(90,267)	(78,753)

AFFO available to common stockholders and unitholders (2)	$473,173	$462,341	$411,130	$464,872	$471,899	$935,514	$937,095

Weighted-average shares and units outstanding - basic	290,528	290,163	289,895	289,542	288,843	290,346	288,588
Weighted-average shares and units outstanding - diluted (3)	290,944	290,662	290,893	290,228	289,485	290,716	289,219

AFFO per share - diluted (3)	$1.63	$1.59	$1.41	$1.60	$1.63	$3.22	$3.24

Dividends per share and common unit	$1.22	$1.22	$1.16	$1.16	$1.16	$2.44	$2.32

Diluted AFFO Payout Ratio	75.0%	76.7%	82.1%	72.4%	71.2%	75.8%	71.6%

	Three Months Ended					Six Months Ended
Share Count Detail	30-Jun-22	31-Mar-22	31-Dec-21	30-Sep-21	30-Jun-21	30-Jun-22	30-Jun-21

Weighted Average Common Stock and Units Outstanding	290,528	290,163	289,895	289,542	288,843	290,346	288,588
Add: Effect of dilutive securities	416	499	998	686	642	370	631
Weighted Avg. Common Stock and Units Outstanding - diluted	290,944	290,662	290,893	290,228	289,485	290,716	289,219

(1)	Recurring capital expenditures represent non-incremental building improvements required to maintain current revenues, including second-generation tenant improvements and external leasing commissions. Recurring capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building, costs which are incurred to bring a building up to Digital Realty’s operating standards, or internal leasing commissions.
(2)	For a definition and discussion of AFFO, see the definitions section. For a reconciliation of net income available to common stockholders to FFO and core FFO, see above.
(3)	For all periods presented, we have excluded the effect of dilutive series C, series J, series K and series L preferred stock, as applicable, that may be converted into common stock upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series C, series J, series K and series L preferred stock, as applicable, which we consider highly improbable, and the effect of the physical settlement of our September 2021 forward sales agreements. See above for calculations of diluted FFO available to common stockholders and unitholders and for calculations of weighted average common stock and units outstanding.

Consolidated Balance Sheets	Financial Supplement
Unaudited and in Thousands, Except Share and Per Share Data	Second Quarter 2022

	30-Jun-22	31-Mar-22	31-Dec-21	30-Sep-21	30-Jun-21
Assets
Investments in real estate:
Real estate	$24,065,933	$23,769,712	$23,625,451	$23,384,809	$23,287,853
Construction in progress	3,362,114	3,523,484	3,213,387	3,238,388	3,270,570
Land held for future development	37,460	107,003	133,683	118,091	143,575
Investments in real estate	$27,465,507	$27,400,199	$26,972,522	$26,741,289	$26,701,998
Accumulated depreciation and amortization	(6,665,118)	(6,467,233)	(6,210,281)	(6,159,294)	(5,919,650)
Net Investments in Properties	$20,800,389	$20,932,966	$20,762,241	$20,581,995	$20,782,348
Investment in unconsolidated joint ventures	1,942,549	2,044,074	1,807,689	1,292,325	1,119,026
Net Investments in Real Estate	$22,742,937	$22,977,040	$22,569,930	$21,874,320	$21,901,374

Cash and cash equivalents	$99,226	$157,964	$142,698	$116,002	$120,482
Accounts and other receivables (1)	797,208	774,579	671,721	610,416	630,086
Deferred rent	554,016	545,666	547,385	552,850	539,379
Customer relationship value, deferred leasing costs & other intangibles, net	2,521,390	2,640,795	2,735,486	2,871,622	2,956,027
Goodwill	7,545,107	7,802,440	7,937,440	8,062,914	8,185,931
Operating lease right-of-use assets	1,310,970	1,361,942	1,405,441	1,442,661	1,452,633
Other assets	385,202	420,119	359,459	316,863	365,308
Total Assets	$35,956,057	$36,680,546	$36,369,560	$35,847,648	$36,151,220

Liabilities and Equity
Global unsecured revolving credit facilities	$1,440,040	$943,325	$398,172	$832,322	$1,026,368
Unsecured senior notes, net of discount	12,695,568	13,284,650	12,903,370	13,012,790	12,659,043
Secured debt and other, net of premiums	158,699	160,240	146,668	242,427	242,410
Operating lease liabilities	1,418,540	1,472,510	1,512,187	1,543,231	1,545,689
Accounts payable and other accrued liabilities	1,619,222	1,572,359	1,543,623	1,341,866	1,367,240
Deferred tax liabilities, net	611,582	649,112	666,451	725,955	742,127
Accrued dividends and distributions	—	—	338,729	—	—
Security deposits and prepaid rent	341,140	346,911	336,578	341,778	362,606
Total Liabilities	$18,284,791	$18,429,107	$17,845,778	$18,040,369	$17,945,483

Redeemable non-controlling interests - operating partnership	41,047	42,734	46,995	40,920	41,490

Equity
Preferred Stock: $0.01 par value per share, 110,000,000 shares authorized:
Series J Cumulative Redeemable Preferred Stock (2)	$193,540	$193,540	$193,540	$193,540	$193,540
Series K Cumulative Redeemable Preferred Stock (3)	203,264	203,264	203,264	203,264	203,264
Series L Cumulative Redeemable Preferred Stock (4)	334,886	334,886	334,886	334,886	334,886
Common Stock: $0.01 par value per share, 392,000,000 shares authorized (5)	2,824	2,824	2,824	2,818	2,806
Additional paid-in capital	21,091,364	21,069,391	21,075,863	21,010,202	20,844,834
Dividends in excess of earnings	(4,211,685)	(3,916,854)	(3,631,929)	(4,359,033)	(4,153,407)
Accumulated other comprehensive income (loss), net	(475,561)	(188,844)	(173,880)	(111,560)	31,733
Total Stockholders' Equity	$17,138,632	$17,698,207	$18,004,568	$17,274,117	$17,457,656

Noncontrolling Interests
Noncontrolling interest in operating partnership	$432,213	$444,029	$425,337	$459,918	$513,897
Noncontrolling interest in consolidated joint ventures	59,374	66,470	46,882	32,324	192,694

Total Noncontrolling Interests	$491,587	$510,499	$472,219	$492,242	$706,591

Total Equity	$17,630,219	$18,208,706	$18,476,787	$17,766,359	$18,164,247

Total Liabilities and Equity	$35,956,057	$36,680,546	$36,369,560	$35,847,648	$36,151,220

(1)	Net of allowance for doubtful accounts of $37,799 and $28,574 as of June 30, 2022 and December 31, 2021, respectively.
(2)	Series J Cumulative Redeemable Preferred Stock, 5.250%, $200,000 and $200,000 liquidation preference, respectively ($25.00 per share), 8,000,000 and 8,000,000 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively.
(3)	Series K Cumulative Redeemable Preferred Stock, 5.850%, $210,000 and $210,000 liquidation preference, respectively ($25.00 per share), 8,400,000 and 8,400,000 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively.
(4)	Series L Cumulative Redeemable Preferred Stock, 5.200%, $345,000 and $345,000 liquidation preference, respectively ($25.00 per share), 13,800,000 and 13,800,000 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively.
(5)	Common Stock: 284,733,922 and 284,415,013 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively.

Components of Net Asset Value (NAV) (1)	Financial Supplement
Unaudited and in Thousands	Second Quarter 2022

Consolidated Properties Cash Net Operating Income (NOI)(2), Annualized (3)
Network-Dense	$883,999
Campus	1,519,006
Other (4)	166,866
Total Cash NOI, Annualized	$2,569,871
less: Partners' share of consolidated JVs	(1,207)
Acquisitions / dispositions / expirations	(35,881)
FY 2022 backlog cash NOI and 2Q22 carry-over (stabilized) (5)	127,762
Total Consolidated Cash NOI, Annualized	$2,660,545

Digital Realty's Pro Rata Share of Unconsolidated Joint Venture Cash NOI (3)(6)	$160,572

Other Income
Development and Management Fees (net), Annualized	$20,289

Other Assets
Pre-stabilized inventory, at cost (7)	$263,140
Land held for development	37,460
Development CIP (8)	3,362,114
less: Investment associated with FY22 Backlog NOI	(378,234)
Cash and cash equivalents	99,226
Accounts and other receivables, net	797,208
Other assets	385,202
less: Partners' share of consolidated JV assets	707
Total Other Assets	$4,566,823

Liabilities
Global unsecured revolving credit facilities	$1,458,730
Unsecured senior notes	12,792,421
Secured debt, excluding premiums	159,023
Accounts payable and other accrued liabilities	1,619,222
Deferred tax liabilities, net	611,582
Security deposits and prepaid rents	341,140
Backlog NOI cost to complete (9)	168,963
Preferred stock	755,000
Digital Realty's share of unconsolidated JV debt	788,838
Total Liabilities	$18,694,919

Diluted Shares and Units Outstanding	291,449

(1)	Includes Digital Realty’s share of backlog leasing at unconsolidated joint venture buildings. Excludes Mitsubishi Corporation Digital Realty (MCDR) and Ascenty joint venture.
(2)	For definitions and discussion of NOI and cash NOI and a reconciliation of operating income to NOI and cash NOI, see page 34.
(3)	Annualized cash NOI is calculated by multiplying results for the most recent quarter by four. Annualized results may not be indicative of any four-quarter period and do not take into account scheduled lease expirations, among other things. Annualized data is presented for illustrative purposes only. Reflects annualized 2Q22 Cash NOI of $2.6 billion. NOI is allocated based on management’s best estimates derived using contractual ABR and stabilized margins.
(4)	Other includes Powered Base Building shell capacity as well as storage and office space within fully improved data center facilities.
(5)	Estimated cash NOI related to signed leasing expected to commence through June 30, 2022. Includes Digital Realty’s share of signed leases at unconsolidated joint venture buildings. Excludes MCDR and Ascenty joint venture.
(6)	For a reconciliation of Digital Realty’s pro rata share of unconsolidated joint venture operating income to cash NOI, see page 31.
(7)	Includes Digital Realty’s share of cost at unconsolidated joint venture buildings. Excludes MCDR and Ascenty joint venture.
(8)	See page 27 for further details on the breakdown of the construction in progress balance.
(9)	Includes Digital Realty’s share of expected cost to complete at unconsolidated joint venture buildings. Excludes MCDR and Ascenty joint venture.

Debt Maturities	Financial Supplement
Unaudited and Dollars in Thousands	Second Quarter 2022

	As of June 30, 2022
		Interest Rate
	Interest	Including
	Rate	Swaps	2022	2023	2024	2025	2026	Thereafter	Total
Global Unsecured Revolving Credit Facilities (1)
Global unsecured revolving credit facility - Unhedged	2.029%	2.029%	—	—	—	—	—	$1,378,061	$1,378,061
Yen revolving credit facility	0.590%	0.590%	—	—	—	—	—	80,669	80,669
Deferred financing costs, net	—	—	—	—	—	—	—	—	(18,689)
Total Global Unsecured Revolving Credit Facilities	1.949%	1.949%	—	—	—	—	—	$1,458,730	$1,440,040

Senior Notes
€300 million Floating Rate Notes due 2022	0.317%	0.317%	$314,520	—	—	—	—	—	$314,520
€300 million 0.125% Notes due 2022	0.125%	0.125%	314,520	—	—	—	—	—	314,520
₣100 million 0.600% Notes due 2023	0.600%	0.600%	—	$104,725	—	—	—	—	104,725
€600 million 2.625% Notes due 2024	2.625%	2.625%	—	—	$629,040	—	—	—	629,040
£250 million 2.750% Notes due 2024	2.750%	2.750%	—	—	304,450	—	—	—	304,450
£400 million 4.250% Notes due 2025	4.250%	4.250%	—	—	—	$487,120	—	—	487,120
€650 million 0.625% Notes due 2025	0.625%	0.625%	—	—	—	681,460	—	—	681,460
€1.08 billion 2.500% Notes due 2026	2.500%	2.500%	—	—	—	—	$1,127,030	—	1,127,030
₣275 million 0.200% Notes due 2026	0.200%	0.200%	—	—	—	—	287,993	—	287,993
₣150 million 1.700% Notes due 2027	1.700%	1.700%	—	—	—	—	—	$157,087	157,087
$1.00 billion 3.700% notes due 2027	3.700%	3.700%	—	—	—	—	—	1,000,000	1,000,000
€500 million 1.125% Notes due 2028	1.125%	1.125%	—	—	—	—	—	524,200	524,200
$650 million 4.450% Notes due 2028	4.450%	4.450%	—	—	—	—	—	650,000	650,000
₣270 million 0.550% Notes due 2029	0.550%	0.550%	—	—	—	—	—	282,757	282,757
$900 million 3.600% Notes due 2029	3.600%	3.600%	—	—	—	—	—	900,000	900,000
£350 million 3.300% Notes due 2029	3.300%	3.300%	—	—	—	—	—	426,230	426,230
€750 million 1.500% Notes due 2030	1.500%	1.500%	—	—	—	—	—	786,300	786,300
£550 million 3.750% Notes due 2030	3.750%	3.750%	—	—	—	—	—	669,790	669,790
€500 million 1.250% Notes due 2031	1.250%	1.250%	—	—	—	—	—	524,200	524,200
€1.00 billion 0.625% Notes due 2031	0.625%	0.625%	—	—	—	—	—	1,048,400	1,048,400
€750 million 1.000% Notes due 2032	1.000%	1.000%	—	—	—	—	—	786,300	786,300
€750 million 1.375% Notes due 2032	1.375%	1.375%	—	—	—	—	—	786,300	786,300
Unamortized discounts	—	—	—	—	—	—	—	—	(36,026)
Deferred financing costs	—	—	—	—	—	—	—	—	(60,827)
Total Senior Notes	2.125%	2.125%	$629,040	104,725	$933,490	$1,168,580	$1,415,023	$8,541,564	$12,695,568

Secured Debt
ICN10 Facilities	2.402%	2.784%	—	—	—	—	—	$13,121	$13,121
Westin	3.290%	3.290%	—	—	—	—	—	135,000	135,000
Deferred financing costs	—	—	—	—	—	—	—	—	(325)
Total Secured Debt	3.211%	3.245%	—	—	—	—	—	$148,121	$147,796

Other Debt
Digital Jubilee	2.595%	2.595%	—	$3,081	—	—	—	—	$3,081
Icolo loan	11.650%	11.650%	—	—	—	—	—	$7,821	7,821
Total Other Debt	9.091%	9.091%	—	$3,081	—	—	—	$7,821	$10,902

Total unhedged variable rate debt	—	—	$314,520	$3,081	—	—	—	$1,464,136	$1,781,737
Total fixed rate / hedged variable rate debt	—	—	314,520	104,725	$933,490	$1,168,580	$1,415,023	8,692,100	12,628,437
Total Debt	2.124%	2.124%	$629,040	$107,806	$933,490	$1,168,580	$1,415,023	$10,156,235	$14,410,174

Weighted Average Interest Rate			0.221%	0.657%	2.666%	2.136%	2.032%	2.219%	2.124%

Summary

Weighted Average Term to Initial Maturity									5.7 Years

Weighted Average Maturity (assuming exercise of extension options)									5.8 Years

Global Unsecured Revolving Credit Facility Detail As of June 30, 2022

	Maximum Available	Existing Capacity (2)	Currently Drawn

Global Unsecured Revolving Credit Facility	$3,942,097	$2,394,543	$1,458,730

(1)	Assumes all extensions will be exercised.
(2)	Net of letters of credit issued of $88.8 million.

Debt Analysis and Covenant Compliance	Financial Supplement
Unaudited	Second Quarter 2022

	As of June 30, 2022

				Global Unsecured
	Unsecured Senior Notes			Credit Facilities
Debt Covenant Ratios (1)	Required	Actual (2)	Actual (3)	Required	Actual
Total outstanding debt / total assets (4)	Less than 60%	42%	38%	Less than 60% (5)	37%
Secured debt / total assets (6)	Less than 40%	< 1%	< 1%	Less than 40%	1%
Total unencumbered assets / unsecured debt	Greater than 150%	212%	236%	N/A	N/A
Consolidated EBITDA / interest expense (7)	Greater than 1.5x	6.8x	6.8x	N/A	N/A
Fixed charge coverage		N/A	N/A	Greater than 1.5x	5.9x
Unsecured debt / total unencumbered asset value (8)		N/A	N/A	Less than 60%	38%
Unencumbered assets debt service coverage ratio		N/A	N/A	Greater than 1.5x	8.3x

(1)	For definitions of the terms used in the table above and related footnotes, please refer to the indentures which govern the notes, the Second Amended and Restated Global Senior Credit Agreement dated as of November 18, 2021 and the Amended and Restated Yen facility Credit Agreement dated as of November 18, 2021, each as amended and which are filed as exhibits to our reports filed with the U.S. Securities and Exchange Commission.
(2)	Ratios for the Unsecured Senior Notes listed on page 18 except for the floating rate notes due 2022, 0.60% notes due 2023, 0.20% notes due 2026, 1.70% notes due 2027, 0.55% notes due 2029, 1.250% notes due 2031, 0.625% notes due 2031, 1.00% notes due 2032 and 1.375% notes due 2032.
(3)	Ratios for the floating rate notes due 2022, 0.60% notes due 2023, 0.20% notes due 2026, 1.70% notes due 2027, 0.55% notes due 2029, 1.250% notes due 2031, 0.625% notes due 2031, 1.00% notes due 2032 and 1.375% notes due 2032.
(4)	This ratio is referred to as the Leverage Ratio, defined as Consolidated Debt / Total Asset Value, under the global unsecured revolving credit facility and the Yen facility. For the calculation of Total Assets, please refer to the indentures which govern the notes, the Second Amended and Restated Global Senior Credit Agreement dated as of November 18, 2021 and the Amended and Restated Yen facility Credit Agreement dated as of November 18, 2021, each as amended and which are filed as exhibits to our reports filed with the U.S. Securities and Exchange Commission.
(5)	The company has the right to maintain a Leverage Ratio of greater than 60.0% but less than or equal to 65.0% for up to four consecutive fiscal quarters during the term of the facility following an acquisition of one or more Assets.
(6)	This ratio is referred to as the Secured Debt Leverage Ratio, defined as Secured Debt / Total Asset Value, under the global unsecured revolving credit facility and the Yen facility.
(7)	Calculated as current quarter annualized consolidated EBITDA to current quarter annualized Interest Expense (including capitalized interest and debt discounts).
(8)	Assets must satisfy certain conditions to qualify for inclusion as an Unencumbered Asset under the global unsecured revolving credit facility and the Yen facility.

Same-Capital Operating Trend Summary	Financial Supplement
Unaudited and in Thousands	Second Quarter 2022

Stabilized (“Same-Capital”) Portfolio (1)

	Three Months Ended					Six Months Ended
	30-Jun-22	30-Jun-21	% Change	31-Mar-22	% Change	30-Jun-22	30-Jun-21	% Change
Rental revenues	$581,213	$618,895	(6.1%)	$582,399	(0.2%)	$1,163,612	$1,224,757	(5.0%)
Tenant reimbursements - Utilities	155,853	142,485	9.4%	165,022	(5.6%)	320,876	300,477	6.8%
Tenant reimbursements - Other	45,766	47,193	(3.0%)	43,726	4.7%	89,492	94,745	(5.5%)
Interconnection & other	80,355	79,087	1.6%	80,779	(0.5%)	161,134	159,596	1.0%
Total Revenue	$863,188	$887,660	(2.8%)	$871,926	(1.0%)	$1,735,114	$1,779,575	(2.5%)

Utilities	$171,602	$154,030	11.4%	$180,262	(4.8%)	$351,864	$325,124	8.2%
Rental property operating	146,023	158,220	(7.7%)	146,102	(0.1%)	292,125	307,924	(5.1%)
Property taxes	37,440	34,753	7.7%	37,273	0.4%	74,712	72,862	2.5%
Insurance	3,428	3,939	(13.0%)	3,198	7.2%	6,625	6,460	2.6%
Total Expenses	$358,492	$350,942	2.2%	$366,835	(2.3%)	$725,327	$712,370	1.8%

Net Operating Income (2)	$504,696	$536,718	(6.0%)	$505,092	(0.1%)	$1,009,787	$1,067,205	(5.4%)
Less:
Stabilized straight-line rent	($6,401)	($2,782)	130.1%	($11,143)	(42.6%)	($17,543)	($4,776)	267.4%
Above- and below-market rent	791	(630)	(225.6%)	697	13.4%	1,489	(1,799)	(182.7%)
Cash Net Operating Income (3)	$510,305	$540,131	(5.5%)	$515,537	(1.0%)	$1,025,842	$1,073,780	(4.5%)

Stabilized Portfolio occupancy at period end (4)	83.0%	84.4%	(1.4%)	82.8%	0.3%	83.0%	84.4%	(1.4%)

(1)	Represents buildings owned as of December 31, 2020 with less than 5% of total rentable square feet under development. Excludes buildings that were undergoing, or were expected to undergo, development activities in 2021-2022, buildings classified as held for sale, and buildings sold or contributed to joint ventures for all periods presented. Prior period numbers adjusted to reflect current same-capital pool.
(2)	For a definition and discussion of net operating income and a reconciliation of operating income to NOI, see page 34.
(3)	For a definition and discussion of cash net operating income and a reconciliation of operating income to cash NOI, see page 34.
(4)	Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Summary of Leasing Activity	Financial Supplement
Leases Signed in the Quarter Ended June 30, 2022	Second Quarter 2022

	0-1 MW		> 1 MW		Other (3)		Total
Leasing Activity - New (1) (2)	2Q22	LTM	2Q22	LTM	2Q22	LTM	2Q22	LTM

Annualized GAAP Rent	$35,428	$146,290	$64,695	$348,906	$1,763	$9,788	$101,886	$504,985

Kilowatt leased	12,767	53,471	51,135	287,806	—	—	63,902	341,277
NRSF	143,461	618,138	512,374	2,633,104	66,203	354,972	722,038	3,606,213

Weighted Average Lease Term (years)	3.5	3.4	9.4	8.2	2.8	12.0	7.6	7.7

Initial stabilized cash rent per Kilowatt	$232	$226	$102	$98	—	—	$138	$125
GAAP rent per Kilowatt	$231	$228	$105	$101	—	—	$131	$121
Leasing cost per Kilowatt	$22	$25	$8	$14	—	—	$11	$15

Net Effective Economics by Kilowatt (4)

Base rent by Kilowatt	$234	$231	$106	$103	—	—	$138	$125
Rental concessions by Kilowatt	$4	$4	$1	$3	—	—	$1	$2
Estimated operating expense by Kilowatt	$108	$96	$41	$33	—	—	$54	$43

Net rent per Kilowatt	$122	$130	$64	$67	—	—	$82	$80

Tenant improvements by Kilowatt	$0	$0	$0	$1	—	—	$0	$1
Leasing commissions by Kilowatt	$10	$12	$1	$1	—	—	$3	$2

Net effective rent per Kilowatt	$112	$118	$63	$65	—	—	$79	$77

Initial stabilized cash rent per NRSF	$248	$235	$122	$129	$26	$25	$138	$137
GAAP rent per NRSF	$247	$237	$126	$133	$24	$26	$141	$140
Leasing cost per NRSF	$24	$26	$9	$18	$7	$2	$12	$18

Net Effective Economics by NRSF (4)

Base rent by NRSF	$250	$239	$127	$135	$27	$28	$142	$111
Rental concessions by NRSF	$3	$3	$1	$3	$0	$0	$2	$3
Estimated operating expense by NRSF	$89	$89	$27	$25	$8	$2	$37	$33

Net rent per NRSF	$158	$148	$100	$107	$19	$26	$103	$75

Tenant improvements by NRSF	$0	$0	$0	$1	$0	$0	$0	$1
Leasing commissions by NRSF	$10	$12	$1	$1	$2	$1	$3	$3

Net effective rent per NRSF	$148	$135	$98	$105	$16	$25	$100	$71

(1)	Excludes short-term, roof, storage and garage leases.
(2)	Includes leases for new and re-leased space.
(3)	Other includes Powered Base Building shell capacity as well as storage and office space within fully improved data center facilities.
(4)	All dollar amounts are per square foot averaged over lease term. Per Kilowatt metrics are presented in monthly values. Per NRSF are presented in yearly values.

Note: LTM is last twelve months, including current quarter. Weighted average remaining lease term excludes renewal options and is weighted by net rentable square feet.

Summary of Leasing Activity	Financial Supplement
Leases Renewed in the Quarter Ended June 30, 2022	Second Quarter 2022

	0-1 MW		> 1 MW		Other (4)		Total
Leasing Activity - Renewals (1) (2) (3)	2Q22	LTM	2Q22	LTM	2Q22	LTM	2Q22	LTM

Leases renewed (Kilowatt)	39,290	129,631	14,345	107,657	—	—	53,635	237,288
Leases renewed (NRSF)	569,911	1,841,717	157,775	1,174,796	132,950	1,481,855	860,635	4,498,368
Leasing cost per Kilowatt	$1	$0	—	$13	—	—	$1	$11
Leasing cost per NRSF	$1	$0	—	$14	$5	$9	$1	$7

Weighted Term (years)	1.5	1.5	2.8	4.6	8.4	7.8	2.8	4.4

Cash Rent

Expiring cash rent per Kilowatt	$286	$308	$137	$158	—	—	$246	$240
Renewed cash rent per Kilowatt	$295	$314	$139	$143	—	—	$253	$236

% Change Cash Rent Per Kilowatt	3.0%	1.9%	1.1%	(9.9%)	—	—	2.7%	(1.7%)

Expiring cash rent per NRSF	$236	$260	$150	$174	$58	$33	$193	$163
Renewed cash rent per NRSF	$244	$265	$152	$157	$68	$35	$200	$161

% Change Cash Rent Per NRSF	3.0%	1.9%	1.1%	(9.9%)	17.0%	6.8%	3.4%	(1.1%)

GAAP Rent

Expiring GAAP rent per Kilowatt	$285	$307	$130	$149	—	—	$244	$235
Renewed GAAP rent per Kilowatt	$295	$314	$141	$141	—	—	$254	$236

% Change GAAP Rent Per Kilowatt	3.5%	2.4%	8.7%	(5.5%)	—	—	4.3%	0.3%

Expiring GAAP rent per NRSF	$236	$259	$142	$164	$52	$30	$190	$159
Renewed GAAP rent per NRSF	$244	$265	$154	$155	$67	$35	$200	$161

% Change GAAP Rent Per NRSF	3.5%	2.4%	8.7%	(5.5%)	28.2%	17.1%	5.3%	1.2%

Retention ratio (5)	90.9%	84.3%	43.9%	67.7%	92.8%	75.9%	76.2%	76.6%

Churn (6)	1.9%	8.0%	2.7%	6.2%	0.2%	5.0%	2.2%	6.8%

(1)	Excludes short-term, roof, storage and garage leases.
(2)	Rental rates represent annual estimated cash rent per kilowatt, adjusted for straight-line rents in accordance with GAAP.
(3)	Per Kilowatt metrics are presented in monthly values. Per NRSF metrics are presented in yearly values.
(4)	Other includes Powered Base Building shell capacity as well as storage and office space within fully improved data center facilities.
(5)	Based on square feet.
(6)	Churn is defined as recurring revenue lost during the period due to leases terminated or not renewed during the period, divided by recurring revenue at the beginning of the period.

Note: LTM is last twelve months, including current quarter. Weighted average remaining lease term excludes renewal options and is weighted by net rentable square feet.

Lease Expirations - By Size	Financial Supplement
Dollars in Thousands, Except Per Square Foot	Second Quarter 2022

			% of	Annualized Rent Per	Annualized Rent Per				Rent Per kW
	Square Footage of	Annualized	Annualized	Occupied	Occupied Square	Annualized Rent	kW of Expiring	Rent per kW	Per Month at
Year	Expiring Leases (1)	Rent (2)	Rent	Square Foot	Foot at Expiration	at Expiration	Leases	Per Month	Expiration
0 - 1 MW
Available	1,837,782	—	—	—	—	—	—	—	—
Month to Month (3)	130,087	$37,286	1.2%	$287	$288	$37,510	8,987	$346	$348
2022	850,149	254,711	8.2%	300	299	254,443	65,250	325	325
2023	1,529,530	381,593	12.3%	249	252	385,973	110,233	288	292
2024	743,649	136,212	4.4%	183	186	138,521	51,496	220	224
2025	553,717	101,806	3.3%	184	189	104,518	35,478	239	245
2026	259,124	50,068	1.6%	193	199	51,512	18,432	226	233
2027	287,683	41,872	1.3%	146	153	43,958	18,307	191	200
2028	73,352	7,425	0.2%	101	112	8,200	3,041	203	225
2029	45,448	5,937	0.2%	131	143	6,515	3,183	155	171
2030	66,021	11,564	0.4%	175	176	11,625	3,959	243	245
2031	47,439	8,585	0.3%	181	196	9,281	2,880	248	269
Thereafter	244,814	6,649	0.2%	27	26	6,250	2,517	220	207

Total / Wtd. Avg.	6,668,797	$1,043,707	33.6%	$216	$219	$1,058,307	323,764	$269	$272

> 1 MW	Expiring Leases (1)	Annualized	Annualized	Annualized Rent Per	Annualized Rent Per	Annualized Rent Per	kW of Expiring	Annualized	Rent Per kW
Available	2,007,313	—	—	—	—	—	—	—	—
Month to Month (3)	245,339	$36,624	1.2%	$149	$149	$36,624	23,028	$133	$133
2022	615,500	96,015	3.1%	156	156	95,889	57,749	139	138
2023	1,903,076	266,660	8.6%	140	138	262,732	158,579	140	138
2024	1,262,809	187,391	6.0%	148	154	194,591	116,709	134	139
2025	1,638,537	220,307	7.1%	134	141	231,657	148,829	123	130
2026	1,703,963	224,312	7.2%	132	142	241,730	157,905	118	128
2027	1,476,320	198,734	6.4%	135	147	217,240	144,905	114	125
2028	500,911	55,965	1.8%	112	126	63,006	47,963	97	109
2029	810,029	108,180	3.5%	134	154	124,783	100,530	90	103
2030	540,604	70,409	2.3%	130	145	78,371	52,662	111	124
2031	956,708	111,245	3.6%	116	133	127,628	97,253	95	109
Thereafter	1,892,070	209,015	6.7%	110	130	246,207	188,751	92	109

Total / Wtd. Avg.	15,553,179	$1,784,857	57.5%	$132	$142	$1,920,457	1,294,862	$115	$124

Other (4)	Expiring Leases (1)	Annualized	Annualized	Annualized Rent Per	Annualized Rent Per	Annualized Rent Per	kW of Expiring	Annualized	Rent Per kW
Available	1,610,372	—	—	—	—	—	—	—	—
Month to Month (3)	36,570	$1,366	0.0%	$37	$37	$1,366	—	—	—
2022	283,045	8,086	0.3%	29	26	7,496	—	—	—
2023	1,104,130	25,596	0.8%	23	23	25,789	—	—	—
2024	377,334	17,102	0.6%	45	47	17,821	—	—	—
2025	957,180	42,133	1.4%	44	47	44,560	—	—	—
2026	749,058	24,018	0.8%	32	37	27,853	—	—	—
2027	328,752	13,186	0.4%	40	45	14,952	—	—	—
2028	197,162	10,340	0.3%	52	61	11,949	—	—	—
2029	754,541	27,626	0.9%	37	43	32,820	—	—	—
2030	638,077	26,166	0.8%	41	50	31,946	—	—	—
2031	68,509	2,191	0.1%	32	40	2,729	—	—	—
Thereafter	3,069,306	78,007	2.5%	25	33	101,740	—	—	—

Total / Wtd. Avg.	10,174,036	$275,817	8.9%	$32	$37	$321,022	—	—	—

Total	Expiring Leases (1)	Annualized	Annualized	Annualized Rent Per	Annualized Rent Per	Annualized Rent Per	kW of Expiring	Annualized	Rent Per kW
Available	5,455,467	—	—	—	—	—	—	—	—
Month to Month (3)	411,996	$75,276	2.4%	$183	$183	$75,500	—	—	—
2022	1,748,694	358,811	11.6%	205	205	357,829	—	—	—
2023	4,536,736	673,849	21.7%	149	149	674,494	—	—	—
2024	2,383,792	340,705	11.0%	143	147	350,933	—	—	—
2025	3,149,435	364,246	11.7%	116	121	380,735	—	—	—
2026	2,712,145	298,398	9.6%	110	118	321,095	—	—	—
2027	2,092,754	253,792	8.2%	121	132	276,149	—	—	—
2028	771,425	73,730	2.4%	96	108	83,155	—	—	—
2029	1,610,019	141,743	4.6%	88	102	164,119	—	—	—
2030	1,244,702	108,139	3.5%	87	98	121,943	—	—	—
2031	1,072,656	122,020	3.9%	114	130	139,638	—	—	—
Thereafter	5,206,190	293,671	9.5%	56	68	354,196	—	—	—

Total / Wtd. Avg.	32,396,011	$3,104,380	100.0%	$115	$122	$3,299,785	—	—	—

(1)	For some buildings, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common areas. We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.
(2)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of June 30, 2022, multiplied by 12.
(3)	Includes leases, licenses and similar agreements that upon expiration have been automatically renewed on a month-to-month basis.
(4)	Other includes unimproved building shell capacity as well as storage and office space within fully improved data center facilities

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage. Certain portfolio information regarding Medallion is excluded from the portfolio statistics included in this Earnings Press Release and Supplemental Information package, as indicated in the footnotes, where applicable. Specifically, we have excluded the following related to Medallion: two new metropolitan areas, two data centers, square footage, occupancy percentage and lease terms. Medallion’s financial results are included in our condensed consolidated financial information.

Top 20 Customers by Annualized Rent	Financial Supplement
Dollars in Thousands	Second Quarter 2022

					Weighted
					Average
			Annualized	% of Annualized	Remaining
		Number of	Recurring	Recurring	Lease Term in
	Customer	Locations	Revenue (1)	Revenue	Years
1	Fortune 50 Software Company	62	$346,647	10.0%	8.7
2	IBM	39	137,028	3.9%	2.0
3	Oracle Corporation	30	119,300	3.4%	3.2
4	Global Cloud Provider	53	119,193	3.4%	3.0
5	Social Content Platform	17	115,952	3.3%	5.2
6	Fortune 25 Investment Grade-Rated Company	26	97,713	2.8%	4.2
7	Equinix	20	88,067	2.5%	7.5
8	Facebook, Inc.	37	72,074	2.1%	4.5
9	LinkedIn Corporation	7	69,206	2.0%	2.3
10	Fortune 500 SaaS Provider	15	66,007	1.9%	3.7
11	Fortune 25 Tech Company	45	62,253	1.8%	4.2
12	Cyxtera	15	61,922	1.8%	9.9
13	Social Media Platform	8	60,705	1.7%	8.9
14	Rackspace	22	53,640	1.5%	10.2
15	Lumen Technologies, Inc.	130	51,954	1.5%	10.5
16	Comcast Corporation	38	43,123	1.2%	3.8
17	JPMorgan Chase & Co.	17	42,196	1.2%	2.1
18	Verizon	99	40,154	1.2%	3.9
19	AT&T	74	38,705	1.1%	2.6
20	Zayo	126	35,317	1.0%	2.0
	Total / Weighted Average		$1,721,156	49.4%	6.1

(1)	Annualized recurring revenue represents the monthly contractual base rent (defined as cash base rent before abatements), and interconnection revenue under existing leases as of June 30, 2022, multiplied by 12.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on ownership percentage. Our direct customers may be the entities named in the table above or their subsidiaries or affiliates. Certain portfolio information regarding Medallion is excluded from the portfolio statistics included in this Earnings Press Release and Supplemental Information package, as indicated in the footnotes, where applicable. Specifically, we have excluded the following related to Medallion: two new metropolitan areas, two data centers, square footage, occupancy percentage and lease terms. Medallion’s financial results are included in our condensed consolidated financial information.

Occupancy Analysis	Financial Supplement
Dollars in Thousands	Second Quarter 2022

	Net Rentable	Space Under Active	Space Held for	Annualized	Occupancy (5)		White Space	Data Center
Metropolitan Area	Square Feet (1)	Development (2)	Development (3)	Rent (4)	30-Jun-22	31-Mar-22	IT Load (6)	Count
North America

Northern Virginia	5,445,521	1,536,065	118,937	$556,419	91.4%	91.2%	470.9	23
Chicago	3,427,745	34,679	113,422	318,925	91.2%	88.6%	162.7	10
New York	2,214,496	68,806	72,928	216,675	80.4%	79.0%	55.8	13
Dallas	3,557,842	136,445	1,000	191,741	79.2%	79.2%	101.2	21
Silicon Valley	1,591,835	—	130,752	173,489	94.7%	96.3%	94.6	15
San Francisco	843,339	—	—	67,401	66.4%	65.6%	31.5	4
Portland	602,716	552,862	—	64,287	97.3%	96.6%	58.5	3
Phoenix	795,697	—	—	64,080	67.1%	68.0%	42.5	2
Atlanta	525,413	41,661	313,581	53,491	94.2%	94.3%	7.1	4
Seattle	398,649	—	—	39,718	80.4%	82.8%	19.5	1
Los Angeles	584,248	17,805	—	38,533	78.4%	78.3%	15.0	2
Toronto	325,466	401,890	—	29,074	86.8%	85.7%	29.0	2
Boston	437,121	—	50,649	21,501	51.0%	51.5%	19.0	3
Houston	392,816	—	13,969	18,585	70.4%	70.4%	13.0	6
Miami	226,314	—	—	7,907	83.2%	84.6%	1.3	2
Minneapolis/St. Paul	328,765	—	—	7,141	100.0%	100.0%	—	1
Austin	85,688	—	—	6,352	52.5%	52.5%	4.3	1
Charlotte	95,499	—	—	5,188	89.8%	89.5%	1.5	3
North America Total/Weighted Average	21,879,170	2,790,213	815,238	$1,880,507	85.0%	84.5%	1,127.4	116

EMEA

London	1,432,546	64,272	95,832	$204,622	67.9%	67.5%	103.9	16
Frankfurt	1,982,387	1,686,979	—	202,934	85.8%	84.6%	124.0	29
Amsterdam	1,224,498	46,258	92,321	142,947	74.9%	71.0%	112.8	13
Paris	761,400	797,633	—	76,068	79.7%	79.0%	60.3	12
Dublin	475,100	78,029	—	51,895	79.8%	76.4%	32.5	9
Marseille	392,501	165,495	—	47,981	79.6%	79.8%	31.8	4
Vienna	354,174	133,214	—	43,055	79.9%	81.4%	25.6	3
Zurich	284,775	313,509	—	38,318	80.3%	79.8%	17.0	3
Madrid	220,714	225,000	—	35,358	79.4%	77.2%	11.8	4
Brussels	183,228	174,835	—	23,828	70.3%	73.0%	7.6	4
Stockholm	192,907	53,417	—	20,911	70.6%	66.9%	14.2	6
Copenhagen	175,871	150,834	—	17,121	74.9%	78.2%	8.1	3
Dusseldorf	116,197	106,261	—	14,824	61.5%	60.9%	11.0	3
Athens	55,187	159,306	—	7,837	76.6%	69.2%	1.7	4
Zagreb	20,980	8,584	—	2,442	52.5%	55.3%	0.9	1
Nairobi	15,715	—	—	1,720	62.8%	62.8%	0.5	1
Mombasa	10,119	37,039	—	1,100	53.2%	53.2%	0.3	2
Maputo	—	6,837	—	—	—	—	0.7	1
EMEA Total/Weighted Average	7,898,298	4,207,502	188,153	$932,961	77.4%	76.0%	564.7	118

Asia Pacific

Singapore	882,847	—	—	$187,416	94.3%	93.1%	77.5	3
Sydney	361,875	—	87,660	32,900	91.5%	86.4%	22.1	4
Melbourne	146,570	—	—	15,341	62.8%	62.8%	9.6	2
Seoul	87,494	74,766	—	254	3.1%	—	6.0	1
Hong Kong	99,129	185,622	—	157	0.3%	0.1%	7.5	1
Osaka	—	235,532	—	—	—	—	—	1
Asia Pacific Total/Weighted Average	1,577,915	495,920	87,660	$236,068	79.7%	81.9%	122.7	12

Non-Data Center Properties	263,668	—	—	$1,068	83.1%	83.1%	—	—

Consolidated Portfolio Total/Weighted Average	31,619,051	7,493,635	1,091,051	$3,050,604	82.8%	82.3%	1,814.7	246

Managed Unconsolidated Joint Ventures

Northern Virginia	1,482,337	—	—	$101,446	93.8%	93.8%	98.7	8
Silicon Valley	414,267	—	—	25,175	100.0%	100.0%	10.9	4
Hong Kong	186,300	—	—	20,367	87.3%	87.3%	11.0	1
Toronto	104,308	—	—	13,278	100.0%	100.0%	6.8	1
Los Angeles	196,517	—	—	5,207	100.0%	100.0%	—	2
Managed Unconsolidated Portfolio Total/Weighted Average (7)	2,383,729	—	—	$165,473	95.2%	95.2%	127.3	16

Managed Portfolio Total/Weighted Average	34,002,780	7,493,635	1,091,051	$3,216,076	83.7%	83.2%	1,942.0	262

Digital Realty Share Total/Weighted Average (8)	32,396,011	7,644,511	1,091,051	$3,104,380	83.2%	82.5%	1,969.1

Non-Managed Unconsolidated Joint Ventures

Sao Paulo	1,043,614	262,075	1,012,604	156,961	97.3%	96.9%	89.4	21
Tokyo	1,059,436	239,895	—	51,152	69.6%	66.8%	34.5	3
Osaka	277,031	248,590	—	47,131	94.6%	94.6%	28.5	3
Rio De Janeiro	99,223	—	—	12,081	100.0%	100.0%	8.0	2
Queretaro	108,178	—	376,202	12,039	100.0%	—	8.0	2
Fortaleza	94,205	—	—	10,299	100.0%	100.0%	6.2	1
Seattle	51,000	—	—	7,770	100.0%	100.0%	9.0	1
Santiago	67,340	45,209	180,835	6,650	68.7%	68.7%	6.3	2
Non-Managed Portfolio Total/Weighted Average	2,800,027	795,769	1,569,641	$304,082	86.2%	84.4%	189.8	35

Portfolio Total/Weighted Average	36,802,807	8,289,404	2,660,692	$3,520,159	83.9%	83.3%	2,131.8	297

(1)	We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.
(2)	Space under active development includes current Base Building and Data Center projects in progress (see page 26).
(3)	Space held for development includes space held for future Data Center development, and excludes space under active development (see page 29).
(4)	Annualized base rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of June 30, 2022, multiplied by 12.
(5)	Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.
(6)	White Space IT Load represents UPS-backed utility power dedicated to Digital Realty’s operated data center space
(7)	Certain portfolio information regarding Medallion is excluded from the portfolio statistics included in this Earnings Press Release and Supplemental Information package, as indicated in the footnotes, where applicable. Specifically, we have excluded the following related to Medallion: two new metropolitan areas, two data centers, square footage, occupancy percentage and lease terms. Medallion’s financial results are included in our condensed consolidated financial information.
(8)	Represents consolidated portfolio plus our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Development Lifecycle - Committed Active Development	Financial Supplement
Dollars in Thousands	Second Quarter 2022

	Base Building Construction					Data Center Construction									Total Active Development

			A	B	A + B				A	B	A + B						A	B	A + B
													Average	Pre-tax
		Total	Current	Future	Total		Total		Current	Future	Total		Expected	Est.		Total	Current	Future	Total
	# of	Square	Investment	Funding	Expected	# of	Square		Investment	Funding	Expected	%	Completion	Stabilized	# of	Square	Investment	Funding	Expected
Metropolitan Area	Locations	Feet	(1)	Req. (2)	Investment (3)	Locations	Feet	kW	(1)	Req. (2)	Investment (3)	Leased	Period	Cash Yield (4)	Locations	Feet	(1)	Req. (2)	Investment (3)
Atlanta	—	—	—	—	—	1	41,661	2,000	$27,944	$8,356	$36,301	—	3Q22		1	41,661	$27,944	$8,356	$36,301
Chicago	—	—	—	—	—	1	34,679	4,000	15,095	27,018	42,113	—	1Q23		1	34,679	15,095	27,018	42,113
Dallas	—	—	—	—	—	2	136,445	11,501	56,921	61,254	118,175	86.9%	4Q22		2	136,445	56,921	61,254	118,175
Los Angeles	—	—	—	—	—	1	17,805	1,200	3,247	34,189	37,435	—	3Q23		1	17,805	3,247	34,189	37,435
New York	—	—	—	—	—	2	68,806	6,000	2,790	97,495	100,286	40.0%	2Q23		2	68,806	2,790	97,495	100,286
Northern Virginia (5)	3	934,118	$102,750	$147,349	$250,099	4	601,948	78,000	172,777	392,166	564,942	79.5%	1Q23		5	1,536,065	275,527	539,514	815,041
Portland	1	414,647	101,490	79,824	181,314	1	138,216	16,000	37,687	123,918	161,606	—	3Q23		1	552,862	139,177	203,742	342,920
Toronto	1	140,512	18,964	41,051	60,015	2	261,378	14,800	36,023	100,640	136,663	94.6%	3Q23		2	401,890	54,987	141,691	196,678
North America	5	1,489,276	$223,204	$268,223	$491,428	14	1,300,937	133,501	$352,484	$845,036	$1,197,521	66.2%		9.1%	15	2,790,213	$575,688	$1,113,260	$1,688,948

Amsterdam	—	—	—	—	—	1	46,258	4,000	$33,807	$3,507	$37,314	100.0%	4Q22		1	46,258	$33,807	$3,507	$37,314
Athens	—	—	—	—	—	2	159,306	13,600	19,624	128,048	147,672	29.4%	4Q23		2	159,306	19,624	128,048	147,672
Brussels	1	79,551	$6,455	$29,590	$36,045	2	95,285	8,250	38,232	75,227	113,458	48.5%	4Q22		2	174,835	44,687	104,816	149,503
Copenhagen	1	100,556	35,488	15,675	51,163	1	50,278	4,800	36,969	51,892	88,861	—	1Q23		1	150,834	72,457	67,567	140,024
Dublin	—	—	—	—	—	1	78,029	6,840	11,437	80,279	91,716	—	3Q23		1	78,029	11,437	80,279	91,716
Dusseldorf	1	72,290	12,715	1,451	14,167	1	33,971	3,133	37,723	13,291	51,014	25.2%	3Q22		1	106,261	50,439	14,742	65,181
Frankfurt	5	1,053,645	127,437	238,701	366,138	4	633,334	61,560	211,584	577,159	788,743	69.7%	1Q23		8	1,686,979	339,021	815,861	1,154,881
London	—	—	—	—	—	1	64,272	3,066	19,947	18,842	38,789	—	1Q23		1	64,272	19,947	18,842	38,789
Madrid	1	150,000	33,325	8,786	42,112	1	75,000	5,000	43,935	21,106	65,041	100.0%	4Q22		1	225,000	77,260	29,892	107,152
Maputo	—	—	—	—	—	1	6,837	370	6,380	3,398	9,778	—	3Q22		1	6,837	6,380	3,398	9,778
Marseille	—	—	—	—	—	1	165,495	13,600	112,173	59,687	171,860	40.4%	4Q22		1	165,495	112,173	59,687	171,860
Mombasa	1	18,520	1,347	244	1,591	1	18,520	855	7,419	1,246	8,664	—	3Q22		1	37,039	8,766	1,490	10,256
Paris	—	—	—	—	—	4	797,633	63,600	233,323	632,766	866,089	19.5%	4Q23		4	797,633	233,323	632,766	866,089
Stockholm	—	—	—	—	—	1	53,417	2,625	16,150	11,560	27,710	—	3Q22		1	53,417	16,150	11,560	27,710
Vienna	1	66,607	11,684	49,054	60,738	1	66,607	5,000	11,891	87,119	99,009	—	4Q24		1	133,214	23,575	136,173	159,748
Zagreb	—	—	—	—	—	1	8,584	700	881	6,248	7,129	—	2Q23		1	8,584	881	6,248	7,129
Zurich	—	—	—	—	—	1	313,509	24,000	220,801	156,044	376,844	79.3%	1Q23		1	313,509	220,801	156,044	376,844
EMEA	11	1,541,169	$228,452	$343,502	$571,954	25	2,666,333	220,999	$1,062,275	$1,927,418	$2,989,693	44.2%		10.3%	29	4,207,502	$1,290,727	$2,270,920	$3,561,647

Hong Kong	1	185,622	$28,551	$840	$29,390	—	—	—	—	—	—		—		1	185,622	$28,551	$840	$29,390
Osaka	1	168,237	30,505	21,294	51,799	1	67,295	6,000	$24,636	$57,147	$81,783	—	2Q23		1	235,532	55,140	78,441	133,581
Seoul	—	—	—	—	—	1	74,766	6,000	54,051	5,264	59,314	—	3Q22		1	74,766	54,051	5,264	59,314
Asia Pacific	2	353,859	$59,055	$22,134	$81,189	2	142,061	12,000	$78,686	$62,410	$141,097	0.0%		10.6%	3	495,920	$137,742	$84,544	$222,286

Total	18	3,384,304	$510,711	$633,859	$1,144,570	41	4,109,331	366,500	$1,493,446	$2,834,864	$4,328,310	50.8%		10.0%	47	7,493,635	$2,004,157	$3,468,724	$5,472,881

(1)	Represents costs incurred through June 30, 2022.
(2)	Represents estimated cost to complete specific scope of work pursuant to contract, budget or approved capital plan.
(3)	For Base Building Construction, represents the pro rata share of the acquisition and infrastructure costs related to the specific Base Building project. For Data Center Construction, represents the pro rata share of the acquisition and infrastructure costs, or Base Building Construction costs, applicable to the specific Data Center project, plus the total direct investment in the specific Data Center project.
(4)	Estimated yields are based on total expected investment amounts and anticipated net operating income from leases signed or other assumptions based on market conditions.
(5)	Northern Virginia includes 263,202 square feet of pre-leased Base Building.

Note: Square footage is based on current estimates and project plans, and may change upon completion of the project or due to remeasurement.

Construction Projects in Progress	Financial Supplement
Dollars in Thousands, Except Per Square Foot	Second Quarter 2022

						Total Cost/
	Net Rentable		Current	Future	Total	Net Rentable
Construction Projects in Progress	Square Feet (5)	Acreage	Investment (6)	Investment (7)	Investment	Square Foot
Development Lifecycle
Land - Held for Development (1)	N/A	12.6	$37,460	—	$37,460
Development Construction in Progress
Land - Current Development (1)	N/A	790.7	$1,036,470	—	$1,036,470
Space Held for Development (1)	1,091,051	N/A	232,514	—	232,514	$213
Base Building Construction (2)	3,384,304	N/A	510,711	$633,859	1,144,570	338
Data Center Construction	4,109,331	N/A	1,493,446	2,834,864	4,328,310	1,053
Equipment Pool & Other Inventory (3)	N/A	N/A	14,926	—	14,926
Campus, Tenant Improvements & Other (4)	N/A	N/A	74,047	136,184	210,231
Total Development Construction in Progress	8,584,686	790.7	$3,362,114	$3,604,908	$6,967,021

Enhancement & Other			$13,119	$17,153	$30,272
Recurring			13,248	35,951	49,199
Total Construction in Progress		803.3	$3,425,941	$3,658,012	$7,083,953

(1)	Land and Space Held for Development reflect cumulative cost spent to date pending future development. Excludes square footage and cost incurred on unconsolidated joint ventures.
(2)	Base Building Construction consists of ongoing improvements to building infrastructure in preparation for future data center fit-out.
(3)	Represents long-lead time equipment and materials required for timely deployment and delivery of data center fit-out.
(4)	Represents improvements in progress as of June 30, 2022 which benefit space recently converted to our operating portfolio and is composed primarily of shared infrastructure projects and first-generation tenant improvements.
(5)	We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas. Excludes square footage of properties held in unconsolidated joint ventures.
(6)	Represents costs incurred through June 30, 2022. Excludes costs incurred by unconsolidated joint ventures.
(7)	Represents estimated cost to complete specific scope of work pursuant to contract, budget or approved capital plan.

Note: We capitalize interest on active construction work. Base Building Construction, Data Center Construction, Equipment Pool, Campus Improvements, Enhancements and Recurring are considered active construction work. Square footage is based on current estimates and project plans and may change upon completion of the project or due to remeasurement.

Historical Capital Expenditures and Investments in Real Estate	Financial Supplement
Dollars in Thousands	Second Quarter 2022

	Three Months Ended					Six Months Ended
	30-Jun-22	31-Mar-22	31-Dec-21	30-Sep-21	30-Jun-21	30-Jun-22	30-Jun-21

Non-Recurring Capital Expenditures (1)

Development	$466,304	$430,947	$648,615	$581,853	$505,942	$897,251	$945,735

Enhancements and Other Non-Recurring	3,310	5,387	2,241	411	102	8,697	160

Total Non-Recurring Capital Expenditures	$469,614	$436,334	$650,856	$582,264	$506,044	$905,948	$945,895

Recurring Capital Expenditures (2)	$43,497	$46,770	$87,550	$50,800	$39,231	$90,267	$78,753

Total Direct Capital Expenditures	$513,111	$483,104	$738,406	$633,064	$545,275	$996,215	$1,024,648

Indirect Capital Expenditures

Capitalized Interest	$14,131	$14,751	$15,328	$15,142	$11,558	$28,882	$22,992

Capitalized Overhead	21,051	20,879	18,963	18,423	16,090	41,930	33,806

Total Indirect Capital Expenditures	$35,182	$35,630	$34,291	$33,565	$27,648	$70,812	$56,798

Total Improvements to and Advances for Investment in Real Estate	$548,293	$518,734	$772,697	$666,629	$572,923	$1,067,027	$1,081,446

Consolidated Portfolio Net Rentable Square Feet (3)	32,396,011	31,551,302	31,457,664	31,620,833	31,753,051	32,396,011	31,753,051

(1)	Non-recurring capital expenditures are primarily for development of space and land, excluding acquisition costs.
(2)	Recurring capital expenditures represent non-incremental building improvements required to maintain current revenues, including second-generation tenant improvements and external leasing commissions. Recurring capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building, costs which are incurred to bring a building up to Digital Realty’s operating standards, or internal leasing commissions.
(3)	For some of our buildings, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Development Lifecycle – Held for Development	Financial Supplement
Dollars in Thousands	Second Quarter 2022

	Land Inventory (1)				Space Held for Development

			Land -	Land -		Total
	# of		Held for	Current	# of	Square	Current
Metropolitan Area	Locations	Acres	Development	Development	Locations	Feet	Investment (2)
Atlanta	—	—	—	—	1	313,581	$25,621
Boston	—	—	—	—	1	50,649	23,623
Chicago	1	1.4	—	$26,266	5	113,422	37,938
Dallas	3	114.0	—	33,838	2	1,000	3,133
Houston	—	—	—	—	1	13,969	2,726
New York	1	21.5	—	44,089	4	72,928	17,034
Northern Virginia	7	576.3	—	481,404	4	118,937	2,128
Silicon Valley	1	13.0	—	72,146	1	130,752	14,499
North America	13	726.2	—	$657,743	19	815,238	$126,700

Amsterdam	1	4.4	—	$29,744	2	92,321	$33,265
Barcelona	1	2.4	—	12,327	—	—	—
Dublin	2	5.0	—	15,406	—	—	—
Frankfurt	2	26.6	—	163,860	—	—	—
London	1	6.7	$15,642	—	3	95,832	28,636
Madrid	1	1.8	17,656	—	—	—	—
Paris	—	—	—	134	—	—	—
Zurich	1	2.6	—	19,765	—	—	—
EMEA	9	49.6	$33,299	$241,235	5	188,153	$61,901

Melbourne	1	4.1	$4,161	—	—	—	—
Seoul	1	4.9	—	$67,920	—	—	—
Sydney	1	18.5	—	69,572	1	87,660	$43,913
Asia Pacific	3	27.5	4,161	$137,492	1	87,660	$43,913

Consolidated Portfolio	25	803.3	$37,460	$1,036,470	25	1,091,051	$232,514

(1)	Represents locations acquired to support ground-up development.
(2)	Represents costs incurred through June 30, 2022. Includes the cost of acquisition as well as cost of improvements since acquisition to prepare for future building construction.

Note: Square footage is based on current estimates and project plans and may change upon completion of the project or due to remeasurement.

Acquisitions / Dipositions/ Joint Ventures	Financial Supplement
Dollars in Thousands	Second Quarter 2022

Closed Acquisitions:

						Net
						Rentable	Square Feet	Square Feet	% of Total Net
	Acquisition	Metropolitan	Date	Purchase	Cap	Square	Under	Held For	Rentable Square
Property	Type	Area	Acquired	Price (1)	Rate (2)	Feet (3)	Development	Development	Feet Occupied (4)
FRA33/34 (Hattersheim) (5)	Land	Frankfurt	4/8/2022	$59,700	—	—	—	—	—
DUB15/16 (Profile Park) (5)	Land	Ireland	4/6/2022	6,100	—	—	—	—	—
BCN1 (Barcelona) (5)	Land	Barcelona	4/8/2022	11,300	—	—	—	—	—
Total	—	—	—	$77,100	—	—	—	—	—

Closed Dispositions:

Net
						Rentable	Square Feet	Square Feet	% of Total Net
	Disposition	Metropolitan	Date	Sale	Cap	Square	Under	Held For	Rentable Square
Property	Type	Area	Disposed	Price (1)	Rate (2)	Feet (3)	Development	Development	Feet Occupied (4)
	—	—	—	—	—	—	—	—	—
Total	—	—	—	—	—	—	—	—	—

Closed Joint Venture Contributions:

Net
					Rentable	Square Feet	Square Feet	% of Total Net
	Metropolitan		Contribution	Cap	Square	Under	Held For	Rentable Square
Property	Area	Date	Price	Rate (2)	Feet (3)	Development	Development	Feet Occupied (4)
Mivne JV	Israel	6/13/2022	—	—	—	—	—	—
Total	—	—	—	—	—	—	—	—

(1)	Represents the purchase price or sale price, as applicable, before contractual adjustments, transaction expenses, and taxes.
(2)	We calculate the cash capitalization rate on acquisitions, dispositions and joint venture contributions by dividing anticipated annual net operating income by the purchase/sale/contribution price, including assumed debt and related pre-payment penalties. Net operating income represents rental revenue and tenant reimbursement revenue from in-place leases, less rental property operating and maintenance expenses, property taxes and insurance expenses, and is not a financial measure calculated in accordance with GAAP. We caution you not to place undue reliance on our cash capitalization rates because they are based solely on data made available to us in the diligence process in connection with the relevant acquisitions and are calculated on a non-GAAP basis. Our calculation of the cash capitalization rate on acquisitions may change, based on our experience operating the data centers subsequent to closing of the acquisitions. In addition, the actual cash capitalization rates may differ from our expectations based on numerous other factors, including the results of our final purchase price allocation, difficulties collecting anticipated rental revenues, customer bankruptcies, property tax reassessments and unanticipated expenses at the data centers that we cannot pass on to customers.
(3)	We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.
(4)	Occupancy excludes space under development and space held for development.
(5)	Based on a spot rate of 1.045x USD to EUR as of June 30, 2022.

Unconsolidated Joint Ventures	Financial Supplement
Dollars in Thousands	Second Quarter 2022

Summary Balance Sheet -	As of June 30, 2022
at the JV's 100% Share	Ascenty	Mitsubishi	Digital Core REIT	Lumen (1)	Mapletree	Other (2)	Total

Undepreciated book value of operating real estate	$1,186,699	$1,049,636	$1,288,715	$183,789	$782,372	$476,511	$4,967,722
Accumulated depreciation & amortization	(226,649)	(82,535)	(20,580)	(55,597)	(111,166)	(22,164)	(518,689)
Net Book Value of Operating Real Estate	$960,050	$967,100	$1,268,136	$128,192	$671,207	$454,347	$4,449,032
Cash	86,361	$220,259	$37,787	$9,008	32,581	16,046	402,041
Other assets	1,231,994	126,868	209,117	11,977	189,918	100,178	1,870,053
Total Assets	$2,278,405	$1,314,227	$1,515,040	$149,177	$893,706	$570,571	$6,721,126

Debt	890,290	318,254	347,313	—	—	119,630	1,675,488
Other liabilities	169,813	158,043	67,512	10,889	23,173	270,676	700,106
Equity / (deficit)	1,218,301	837,930	1,100,215	138,288	870,533	180,265	4,345,532
Total Liabilities and Equity	$2,278,405	$1,314,227	$1,515,040	$149,177	$893,706	$570,571	$6,721,126

Digital Realty's ownership percentage	49% (3)	50%	41% (4)	50%	20%	Various

Digital Realty's Pro Rata Share of Unconsolidated JV Debt	$454,048	$159,127	$143,444	—	—	$32,219	$788,838

Summary Statement of Operations -	Three Months Ended June 30, 2022
at the JV's 100% Share	Ascenty	Mitsubishi	Digital Core REIT	Lumen (1)	Mapletree	Other (2)	Total

Total revenues	$63,029	$41,805	$28,690	$6,472	$28,149	$7,340	$175,486
Operating expenses	(25,584)	(23,280)	(9,146)	(2,588)	(11,681)	(4,543)	(76,822)
Net Operating Income (NOI)	$37,445	$18,525	$19,544	$3,884	$16,468	$2,797	$98,664

Straight-line rent	—	(2,388)	(2,426)	133	(523)	(54)	(5,259)
Above and below market rent	—	—	(952)	—	178	—	(774)
Cash Net Operating Income (NOI)	$37,445	$16,137	$16,165	$4,016	$16,124	$2,743	$92,631

Interest expense	($10,955)	($696)	($2,200)	($0)	($4)	($3,311)	($17,165)
Depreciation & amortization	(24,766)	(10,021)	(17,017)	(2,276)	(17,368)	(1,453)	(72,900)
Other income / (expense)	9,294	(2,291)	(1,197)	(282)	(1,342)	(704)	3,477
FX remeasurement on USD debt	(83,903)	—	—	—	—	—	(83,903)
Total Non-Operating Expenses	($110,329)	($13,008)	($20,413)	($2,558)	($18,714)	($5,467)	($170,490)

Net Income / (Loss)	($72,884)	$5,517	($869)	$1,326	($2,246)	($2,671)	($71,827)

Digital Realty's ownership percentage	49% (3)	50%	41% (4)	50%	20%	Various

Digital Realty's Pro Rata Share of Unconsolidated JV NOI	$19,097	$9,263	$8,072	$1,942	$3,294	$1,078	$42,746

Digital Realty's Pro Rata Share of Unconsolidated JV Cash NOI	$19,097	$8,068	$6,676	$2,008	$3,225	$1,069	$40,143

Digital Realty's Earnings (loss) income from unconsolidated joint ventures	($37,036)	$2,759	($334)	$663	($462)	$322	($34,088)

Digital Realty's Pro Rata Share of core FFO (5)	$18,385	$7,769	$6,694	$1,801	$3,012	($488)	$37,173

Digital Realty's Fee Income from Joint Ventures	—	$46	$3,279	$159	$771	$71	$4,326

(1)	Formerly known as 33 Chun Choi Street.
(2)	Includes Medallion, Clise, Colovore, Menlo, Starwood, Walsh, and BAM Digital Realty joint ventures.
(3)	Equity in income pick-up comprised of 49% owned by Digital Realty and 2% owned by management, with a corresponding offset for the 2% in minority interest.
(4)	As of June 30, 2022 Digital Realty owns approximately 35% of Digital Core REIT and separately owns 10% retained interest in the underlying operating properties.
(5)	For a definition of core FFO, see page 33.

Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization and Financial Ratios	Financial Supplement
Unaudited and Dollars in Thousands	Second Quarter 2022

	Three Months Ended
Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization (EBITDA) (1)	30-Jun-22	31-Mar-22	31-Dec-21	30-Sep-21	30-Jun-21

Net Income Available to Common Stockholders	$53,245	$63,101	$1,057,630	$124,094	$127,371
Interest	69,023	66,725	71,762	71,417	75,014
Loss from early extinguishment of debt	—	51,135	325	—	—
Income tax expense (benefit)	16,406	13,244	3,961	13,709	47,582
Depreciation & amortization	376,967	382,132	378,883	369,035	368,981
EBITDA	$515,642	$576,337	$1,512,561	$578,255	$618,947
Unconsolidated JV real estate related depreciation & amortization	29,023	29,319	24,146	21,293	20,983
Unconsolidated JV interest expense and tax expense	6,708	21,111	15,222	11,008	15,523
Severance, equity acceleration, and legal expenses	3,786	2,077	1,003	1,377	2,536
Transaction and integration expenses	13,586	11,968	12,427	13,804	7,075
(Gain) / loss on sale of investments	—	(2,770)	(1,047,011)	635	(499)
Impairment of investments in real estate	—	—	18,291	—	—
Other non-core adjustments, net	31,633	(48,858)	14,307	(28,745)	(60,308)
Non-controlling interests	436	3,629	22,587	2,266	4,544
Preferred stock dividends, including undeclared dividends	10,181	10,181	10,181	10,181	11,885
(Gain on) / Issuance costs associated with redeemed preferred stock	—	—	—	—	(18,000)
Adjusted EBITDA	$610,994	$602,994	$583,713	$610,074	$602,686

(1)	For definitions and discussion of EBITDA and Adjusted EBITDA, see the definitions section.

	Three Months Ended
Financial Ratios	30-Jun-22	31-Mar-22	31-Dec-21	30-Sep-21	30-Jun-21

Total GAAP interest expense	$69,023	$66,725	$71,762	$71,417	$75,014
Capitalized interest	14,131	14,751	15,328	15,142	11,558
Change in accrued interest and other non-cash amounts	(43,952)	52,324	(37,974)	17,820	(43,604)
Cash Interest Expense (2)	$39,202	$133,800	$49,116	$104,379	$42,968

Preferred dividends	10,181	10,181	10,181	10,181	11,885
Total Fixed Charges (3)	$93,335	$91,657	$97,271	$96,740	$98,457

Coverage
Interest coverage ratio (4)	6.6x	6.1x	6.0x	6.5x	6.1x
Cash interest coverage ratio (5)	12.6x	4.0x	9.8x	5.4x	10.9x
Fixed charge coverage ratio (6)	6.0x	5.5x	5.4x	5.8x	5.4x
Cash fixed charge coverage ratio (7)	10.4x	3.7x	8.3x	5.0x	9.0x

Leverage
Debt to total enterprise value (8) (9)	27.1%	25.5%	20.5%	24.8%	23.9%
Debt plus preferred stock to total enterprise value (10)	28.5%	26.8%	21.7%	26.1%	25.2%
Pre-tax income to interest expense (11)	1.9x	2.2x	16.2x	2.9x	2.7x
Net Debt to Adjusted EBITDA (12)	6.2x	6.3x	6.1x	6.0x	6.0x

(2)	Cash interest expense is interest expense less amortization of debt discount and deferred financing fees and includes interest that we capitalized. We consider cash interest expense to be a useful measure of interest as it excludes non-cash based interest expense.
(3)	Fixed charges consist of GAAP interest expense, capitalized interest, and preferred dividends.
(4)	Adjusted EBITDA divided by GAAP interest expense plus capitalized interest (including our pro rata share of unconsolidated joint venture interest expense).
(5)	Adjusted EBITDA divided by cash interest expense (including our pro rata share of unconsolidated joint venture interest expense).
(6)	Adjusted EBITDA divided by fixed charges (including our pro rata share of unconsolidated joint venture fixed charges).
(7)	Adjusted EBITDA divided by the sum of cash interest expense, and preferred dividends (including our pro rata share of unconsolidated joint venture cash fixed charges).
(8)	Mortgage debt and other loans divided by market value of common equity plus debt plus preferred stock.
(9)	Total enterprise value defined as market value of common equity plus debt plus preferred stock.
(10)	Same as (8), except numerator includes preferred stock.
(11)	Calculated as net income plus interest expense divided by GAAP interest expense.
(12)	Calculated as total debt at balance sheet carrying value, plus capital lease obligations, plus Digital Realty’s pro rata share of unconsolidated of joint venture debt, less cash and cash equivalents (including Digital Realty’s pro rata share of unconsolidated joint venture cash) divided by the product of Adjusted EBITDA (including Digital Realty’s pro rata share of unconsolidated joint venture EBITDA), multiplied by four.

Management Statements on Non-GAAP Measures	Financial Supplement
Unaudited	Second Quarter 2022

Definitions

Funds From Operations (FFO):

We calculate funds from operations, or FFO, in accordance with the standards established by the National Association of Real Estate Investment Trusts, or Nareit, in the Nareit Funds From Operations White Paper - 2018 Restatement. FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from real estate transactions, impairment of investment in real estate, real estate related depreciation and amortization (excluding amortization of deferred financing costs), unconsolidated JV real estate related depreciation & amortization, non-controlling interests in operating partnership and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions and after adjustments for unconsolidated partnerships and joint ventures, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our data centers that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our data centers, all of which have real economic effect and could materially impact our financial condition and results from operations, the utility of FFO as a measure of our performance is limited. Other REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to other REITs’ FFO. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Core Funds from Operations (Core FFO):

We present core funds from operations, or core FFO, as a supplemental operating measure because, in excluding certain items that do not reflect core revenue or expense streams, it provides a performance measure that, when compared year over year, captures trends in our core business operating performance. We calculate core FFO by adding to or subtracting from FFO (i) other non-core revenue adjustments, (ii) transaction and integration expenses, (iii) loss from early extinguishment of debt, (iv) gain on / issuance costs associated with redeemed preferred stock, (v) severance, equity acceleration, and legal expenses, (vi) gain/loss on FX revaluation, and (vii) other non-core expense adjustments. Because certain of these adjustments have a real economic impact on our financial condition and results from operations, the utility of core FFO as a measure of our performance is limited. Other REITs may calculate core FFO differently than we do and accordingly, our core FFO may not be comparable to other REITs’ core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Adjusted Funds from Operations (AFFO):

We present adjusted funds from operations, or AFFO, as a supplemental operating measure because, when compared year over year, it assesses our ability to fund dividend and distribution requirements from our operating activities. We also believe that, as a widely recognized measure of the operations of REITs, AFFO will be used by investors as a basis to assess our ability to fund dividend payments in comparison to other REITs, including on a per share and unit basis. We calculate AFFO by adding to or subtracting from core FFO (i) non-real estate depreciation, (ii) amortization of deferred financing costs, (iii) amortization of debt discount/premium, (iv) non-cash stock-based compensation expense, (v) straight-line rental revenue, (vi) straight-line rental expense, (vii) above- and below-market rent amortization, (viii) deferred tax expense / (benefit), (ix) leasing compensation and internal lease commissions, and (x) recurring capital expenditures. Other REITs may calculate AFFO differently than we do and, accordingly, our AFFO may not be comparable to other REITs’ AFFO. AFFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

EBITDA and Adjusted EBITDA:

We believe that earnings before interest, loss from early extinguishment of debt, income taxes, and depreciation and amortization, or EBITDA, and Adjusted EBITDA (as defined below), are useful supplemental performance measures because they allow investors to view our performance without the impact of non-cash depreciation and amortization or the cost of debt and, with respect to Adjusted EBITDA, unconsolidated joint venture real estate related depreciation & amortization, unconsolidated joint venture interest expense and tax, severance, equity acceleration, and legal expenses, transaction and integration expenses, gain on sale / deconsolidation, impairment of investments in real estate, other non-core adjustments, net, non-controlling interests, preferred stock dividends, including undeclared dividends, and issuance costs associated with redeemed preferred stock. Adjusted EBITDA is EBITDA excluding unconsolidated joint venture real estate related depreciation & amortization, unconsolidated joint venture interest expense and tax, severance, equity acceleration, and legal expenses, transaction and integration expenses, gain on sale / deconsolidation, impairment of investments in real estate, other non-core adjustments, net, non-controlling interests, preferred stock dividends, including undeclared dividends, and gain on / issuance costs associated with redeemed preferred stock. In addition, we believe EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. Because EBITDA and Adjusted EBITDA are calculated before recurring cash charges including interest expense and income taxes, exclude capitalized costs, such as leasing commissions, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility as a measure of our performance is limited. Other REITs may calculate EBITDA and Adjusted EBITDA differently than we do and, accordingly, our EBITDA and Adjusted EBITDA may not be comparable to other REITs’ EBITDA and Adjusted EBITDA. Accordingly, EBITDA and Adjusted EBITDA should be considered only as supplements to net income computed in accordance with GAAP as a measure of our financial performance.

Management Statements on Non-GAAP Measures	Financial Supplement
Unaudited	Second Quarter 2022

Net Operating Income (NOI) and Cash NOI:

Net operating income, or NOI, represents rental revenue, tenant reimbursement revenue and interconnection revenue less utilities expense, rental property operating expenses, property taxes and insurance expenses (as reflected in the statement of operations). NOI is commonly used by stockholders, company management and industry analysts as a measurement of operating performance of the company’s rental portfolio. Cash NOI is NOI less straight-line rents and above- and below-market rent amortization. Cash NOI is commonly used by stockholders, company management and industry analysts as a measure of property operating performance on a cash basis. However, because NOI and cash NOI exclude depreciation and amortization and capture neither the changes in the value of our data centers that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our data centers, all of which have real economic effect and could materially impact our results from operations, the utility of NOI and cash NOI as measures of our performance is limited. Other REITs may calculate NOI and cash NOI differently than we do and, accordingly, our NOI and cash NOI may not be comparable to other REITs’ NOI and cash NOI. NOI and cash NOI should be considered only as supplements to net income computed in accordance with GAAP as measures of our performance.

Additional Definitions

Net debt-to-Adjusted EBITDA ratio is calculated using total debt at balance sheet carrying value, plus capital lease obligations, plus our share of unconsolidated JV debt, less unrestricted cash and cash equivalents (including our share of unconsolidated JV cash) divided by the product of Adjusted EBITDA (inclusive of our share of unconsolidated JV EBITDA) multiplied by four.

Debt-plus-preferred-to-total enterprise value is mortgage debt and other loans plus preferred stock divided by mortgage debt and other loans plus the liquidation value of preferred stock and the market value of outstanding Digital Realty Trust, Inc. common stock and Digital Realty Trust, L.P. units, assuming the redemption of Digital Realty Trust, L.P. units for shares of Digital Realty Trust, Inc. common stock.

Fixed charge coverage ratio is Adjusted EBITDA divided by the sum of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends. For the quarter ended June 30, 2022, GAAP interest expense was $69 million, capitalized interest was $14 million and scheduled debt principal payments and preferred dividends was $10 million.

Reconciliation of Net Operating Income (NOI)	Three Months Ended			Six Months Ended
(in thousands)	30-Jun-22	31-Mar-21	30-Jun-21	30-Jun-22	30-Jun-21

Operating income	$170,371	$141,236	$185,627	$311,607	$378,146

Fee income	(5,072)	(5,757)	(3,628)	(10,829)	(6,054)
Other income	(2,713)	(15)	(165)	(2,728)	(224)
Depreciation and amortization	376,967	382,132	368,981	759,099	738,714
General and administrative	101,991	96,435	94,956	198,426	192,524
Severance, equity acceleration, and legal expenses	3,786	2,077	2,536	5,863	4,963
Transaction expenses	13,586	11,968	7,075	25,554	21,195
Other expenses	70	7,657	2,298	7,727	2,041

Net Operating Income	$658,986	$635,734	$657,680	$1,294,720	$1,331,304

Cash Net Operating Income (Cash NOI)

Net Operating Income	$658,986	$635,734	$657,680	$1,294,720	$1,331,304

Straight-line rental revenue	(14,105)	(6,530)	(17,127)	(20,635)	(35,734)
Straight-line rental expense	(2,609)	3,646	7,069	1,037	13,819
Above- and below-market rent amortization	196	335	1,857	531	3,994

Cash Net Operating Income	$642,468	$633,185	$649,480	$1,275,653	$1,313,383

Forward-Looking Statements	Financial Supplement
Second Quarter 2022

This document contains forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Such forward-looking statements include statements relating to: our economic outlook, our expected investment and expansion activity, our expected physical settlement of the forward sale agreements and use of proceeds from any such settlement, our liquidity, our joint ventures, supply and demand for data center and colocation space, our acquisition and disposition activity, pricing and net effective leasing economics, market dynamics and data center fundamentals, our strategic priorities, our product offerings, available inventory rent from leases that have been signed but have not yet commenced and other contracted rent to be received in future periods, rental rates on future leases, lag between signing and commencement, cap rates and yields, investment activity, the company’s FFO, core FFO and net income, 2022 outlook and underlying assumptions, information related to trends, our strategy and plans, leasing expectations, weighted average lease terms, the exercise of lease extensions, lease expirations, debt maturities, annualized rent at expiration of leases, the effect new leases and increases in rental rates will have on our rental revenue, our credit ratings, construction and development activity and plans, projected construction costs, estimated yields on investment, expected occupancy, expected square footage and IT load capacity upon completion of development projects, 2022 backlog NOI, NAV components, and other forward-looking financial data. Such statements are based on management’s beliefs and assumptions made based on information currently available to management. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, among others, the following:

●	reduced demand for data centers or decreases in information technology spending;
●	increased competition or available supply of data center space;
●	decreased rental rates, increased operating costs or increased vacancy rates;
●	the suitability of our data centers and data center infrastructure, delays or disruptions in connectivity or availability of power, or failures or breaches of our physical and information security infrastructure or services;
●	our dependence upon significant customers, bankruptcy or insolvency of a major customer or a significant number of smaller customers, or defaults on or non-renewal of leases by customers;
●	our ability to attract and retain customers;
●	breaches of our obligations or restrictions under our contracts with our customers;
●	our inability to successfully develop and lease new properties and development space, and delays or unexpected costs in development of properties;
●	the impact of current global and local economic, credit and market conditions;
●	our inability to retain data center space that we lease or sublease from third parties;
●	global supply chain or procurement disruptions, or increased supply chain costs;
●	information security and data privacy breaches;
●	difficulty managing an international business and acquiring or operating properties in foreign jurisdictions and unfamiliar metropolitan areas;
●	our failure to realize the intended benefits from, or disruptions to our plans and operations or unknown or contingent liabilities related to, our recent acquisitions;
●	our failure to successfully integrate and operate acquired or developed properties or businesses;
●	difficulties in identifying properties to acquire and completing acquisitions;
●	risks related to joint venture investments, including as a result of our lack of control of such investments;
●	risks associated with using debt to fund our business activities, including re-financing and interest rate risks, our failure to repay debt when due, adverse changes in our credit ratings or our breach of covenants or other terms contained in our loan facilities and agreements;
●	our failure to obtain necessary debt and equity financing, and our dependence on external sources of capital;
●	financial market fluctuations and changes in foreign currency exchange rates;
●	adverse economic or real estate developments in our industry or the industry sectors that we sell to, including risks relating to decreasing real estate valuations and impairment charges and goodwill and other intangible asset impairment charges;
●	our inability to manage our growth effectively;
●	losses in excess of our insurance coverage;
●	our inability to attract and retain talent;
●	impact on our operations and on the operations of our customers, suppliers and business partners during a pandemic, such as COVID-19;
●	environmental liabilities, risks related to natural disasters and our inability to achieve our sustainability goals;
●	our inability to comply with rules and regulations applicable to our company;
●	Digital Realty Trust, Inc.’s failure to maintain its status as a REIT for federal income tax purposes;
●	Digital Realty Trust, L.P.’s failure to qualify as a partnership for federal income tax purposes;
●	restrictions on our ability to engage in certain business activities;
●	changes in local, state, federal and international laws and regulations, including related to taxation, real estate and zoning laws, and increases in real property tax rates; and
●	the impact of any financial, accounting, legal or regulatory issues or litigation that may affect us.

The risks included here are not exhaustive, and additional factors could adversely affect our business and financial performance. Several additional material risks are discussed in our annual report on Form 10-K for the year ended December 31, 2021 and other filings with the U.S. Securities and Exchange Commission. Those risks continue to be relevant to our performance and financial condition. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We expressly disclaim any responsibility to update forward-looking statements, whether as a result of new information, future events or otherwise. Digital Realty, Digital Realty Trust, the Digital Realty logo, Interxion, Turn-Key Flex, Powered Base Building, and PlatformDIGITAL, Data Gravity Index and Data Gravity Index DGx are registered trademarks and service marks of Digital Realty Trust, Inc. in the United States and/or other countries. All other names, trademarks and service marks are the property of their respective owners.